Exhibit 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SPRINT NEXTEL CORPORATION

1. The name of the Corporation before these Amended and Restated Articles of Incorporation were filed was Sprint Corporation. The Corporation was originally incorporated in the State of Kansas on November 15, 1938 under the name of United Utilities, Incorporated.

2. The Board of Directors of the Corporation adopted resolutions (i) providing for the adoption of these Amended and Restated Articles of Incorporation of the Corporation, which amend and restate the Corporation’s Articles of Incorporation in their entirety, and (ii) declaring the advisability of these Amended and Restated Articles of Incorporation of the Corporation. The resolutions further directed that these Amended and Restated Articles of Incorporation be submitted to the stockholders of the Corporation for their consideration and approval at the 2012~~05~~ annual meeting of stockholders.

3. Pursuant to the resolutions and to notice and in accordance with the bylaws of the Corporation and the laws of the State of Kansas, the meeting of stockholders was held and the stockholders considered these Amended and Restated Articles of Incorporation.

4. At the meeting, these Amended and Restated Articles of Incorporation were duly adopted in accordance with the provisions of K.~~S.A~~G.C.C. Section 17 -6605.

5. These Amended and Restated Articles of Incorporation of the Corporation became effective upon filing pursuant to the laws of the State of Kansas.

6. At the time of effectiveness of these Amended and Restated Articles of Incorporation of the Corporation, ~~(i) the FON Common Stock, Series 1, par value $2.00 per share, of the Corporation was hereby automatically redesignated and changed into Common Stock, Series 1, par value $2.00 per share, of the Corporation, and (ii) the FON Common Stock, Series 2, par value $2.00 per share, of the Corporation was hereby automatically redesignated and changed into Common Stock, Series 2, par value $2.00 per share, of the Corporation~~Article SEVENTH was deleted in its entirety and replaced with a provision stating that the Corporation elects not be subject to the provisions contained in K.G.C.C. Sections 17-12,1000 to 17-12,104.

7. At the time of effectiveness of these Amended and Restated Articles of Incorporation of the Corporation, the text of the Articles of Incorporation of the Corporation, as previously restated and amended, was hereby amended and restated to read in its entirety as follows:

FIRST

The name of the Corporation is SPRINT NEXTEL CORPORATION.

SECOND

The Corporation is organized for profit, and the purpose for which it is formed is to engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code (the “~~General Corporation Code~~K.G.C.C.”).

THIRD

The Corporation’s registered office is located at 200 S.W. 30th Street, Topeka, Shawnee County, Kansas 66611; Corporation Service Company is the registered agent at said address.

FOURTH

The Corporation shall have perpetual existence.

FIFTH

Section 1. Number of Directors. The number of Directors shall not be less than eight nor more than 20 as may be determined from time to time by the affirmative vote of a majority of the Board of Directors.

Section 2. Election of Directors. (a) The holders of Voting Securities of the Corporation shall have the right to elect that number of Directors equal to the excess of (x) the total number of Directors over (y) the number of Directors, if any, that the holders of Preferred Stock, voting separately by class or series, are entitled to elect in accordance with the provisions of ARTICLE SIXTH.

(b) Whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Amended and Restated Articles of Incorporation of the Corporation (as further amended, restated or modified from time to time, these “Articles of Incorporation”) applicable thereto.

Section 3. Term of Office. (a) Each Director of the Corporation shall be elected for a one-year term. A Director shall hold office until the next annual meeting of stockholders and until a successor has been elected and qualified to serve, except in case of the Director’s prior death, resignation, retirement, disqualification or removal from office.

(b) Except as provided in Section 2(b), any vacancy on the Board of Directors (whether resulting from an increase in the total number of Directors, the departure of one of the Directors or otherwise) may be filled by the affirmative vote of a majority of the Directors then in office, provided that at any time when there is only one such Director so elected and then serving, such Director may fill such vacancy and, provided further, that at any time when there are no such Directors then serving, the stockholders entitled to elect the Director who will fill such vacancy shall have the right to fill such vacancy.

Section 4. Rights, Powers, Duties, Rules and Procedures; Amendment of Bylaws. (a) Except to the extent prohibited by law or as set forth in these Articles of Incorporation or the Bylaws, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors’ power to manage the business and affairs of the Corporation. Except to the extent required by law or as set forth in these Articles of Incorporation or the Bylaws, no Bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

(b) The Board of Directors is expressly authorized and empowered, in the manner provided in the Bylaws of the Corporation, to adopt, amend and repeal the Bylaws of the Corporation in any respect to the full extent permitted by the ~~General Corporation Code~~K.G.C.C. not inconsistent with the ~~General Corporation Code~~K.G.C.C. or with these Articles of Incorporation.

Section 5. Definitions. Certain capitalized terms used in this ARTICLE FIFTH without definition have the meanings set forth in Section 9 of ARTICLE SIXTH.

SIXTH

Section 1. Authorized Shares. The total number of shares of capital stock which may be issued by the Corporation is 6,620,000,000, and the designation of each class or series, the number of authorized shares of each class or series and the par value of the shares of each class or series, are as follows:

Designation	Class	Series	No. of Shares	Par Value
The “Series 1 Common Stock”	Common Stock	Series 1	6,000,000,000	$2.00 per share
The “Series 2 Common Stock”	Common Stock	Series 2	500,000,000	$2.00 per share
The “Non-Voting Common Stock”	Non-Voting Common Stock		100,000,000	$0.01 per share
The “Preferred Stock”	Preferred Stock	See Section 10 below	20,000,000	No par value

Section 2. General Provisions.

Section 2.1. Preemptive Rights; Cumulative Voting. No holder of shares of capital stock of any class or series of the Corporation or holder of any security or obligation convertible into shares of capital stock of any class or series of the Corporation shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of capital stock of any class or series of the Corporation, whether now or hereafter authorized; provided that this provision shall not (i) prohibit the Corporation from granting, contractually or otherwise, to any such holder, rights similar to preemptive rights entitling such holder to purchase additional securities of the Corporation or (ii) otherwise limit or otherwise modify any rights of any such holder pursuant to any such contract or other agreement. Stockholders of the Corporation shall not be entitled to cumulative voting of their shares in elections of Directors.

Section 2.2. Redemption of Shares Held by Aliens. Notwithstanding any other provision of these Articles of Incorporation to the contrary, outstanding shares of Voting Common Stock Beneficially Owned by Aliens may be redeemed by the Corporation, by action duly taken by the Board of Directors. ~~(with the approval of a majority of the Continuing Directors (as defined in ARTICLE SEVENTH) at a meeting at which at least seven Continuing Directors are present, except that no such approval of the Continuing Directors shall be required if: (i) the Fair Price Provisions have been deleted in their entirety or (ii) the transaction in question is not a “Business Combination” within the meaning of the Fair Price Provisions), to the extent necessary or advisable, in the judgment of the Board of Directors, for the Corporation or any of its Subsidiaries to comply with the requirements of Section 310.~~

The terms and conditions of such redemption shall be as follows, subject in any case to any other rights of a particular Alien or of the Corporation pursuant to any contract or agreement between such Alien and the Corporation:

(a) except as provided in Section 2.2(f), the redemption price of the shares to be redeemed pursuant to this Section 2.2 shall be equal to the Market Price of such shares on the third Business Day before the date notice of such redemption is given pursuant to Section 2.2(d), provided that, except as provided in Section 2.2(f), such redemption price as to any Alien who purchased such shares of Voting Common Stock after November 21, 1995 and within one year before the Redemption Date shall not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by such Alien for such shares;

(b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

(c) if less than all of the shares Beneficially Owned by Aliens are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors to be equitable;

(d) the Corporation shall give notice of the Redemption Date at least 30 days before the Redemption Date to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) by delivering a written notice by first class mail, postage pre-paid, to the holders of record of the shares selected to be redeemed, addressed to such holders at their last address as shown upon the stock transfer books of the Corporation (each such notice of redemption specifying the date fixed for redemption, the redemption price, the place or places of payment and that payment will be made upon presentation and surrender of the certificates representing such shares), provided that the Redemption Date may be the date on which written notice is given to record holders if the cash or Redemption Securities necessary to effect the redemption have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

(e) on the Redemption Date, unless the Corporation shall have defaulted in paying or setting aside for payment the cash or Redemption Securities payable upon such redemption, any and all rights of Aliens in respect of shares so redeemed (including without limitation any rights to vote or participate in dividends), shall cease and terminate, and from and after such Redemption Date such Aliens shall be entitled only to receive the cash or Redemption Securities payable upon redemption of the shares to be redeemed; and

(f) such other terms and conditions as the Board of Directors shall determine to be equitable, provided that, if any shares of Series 2 Common Stock are redeemed pursuant to this Section 2.2, the redemption price of any such shares redeemed shall be the Market Price of a share of Series 1 Common Stock on the Redemption Date.

Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares to be redeemed received such notice, and failure to give such notice by mail, or any defect in such notice, to holders of shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares.

Section 2.3. Beneficial Ownership Inquiry. (a) The Corporation may by written notice require a Person that is a holder of record of Voting Common Stock or that the Corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of Voting Common Stock, to certify that, to the knowledge of such Person:

(i) no Voting Common Stock as to which such Person has record ownership or Beneficial Ownership is Beneficially Owned by Aliens; or

(ii) the number and series of shares of Voting Common Stock owned of record or Beneficially Owned by such Person that are owned of record or Beneficially Owned by Persons that are Aliens are as set forth in such certificate.

(b) With respect to any Voting Common Stock identified by such Person in response to Section 2.3(a)(ii) above, the Corporation may require such Person to provide such further information as the Corporation may reasonably require in order to implement the provisions of Section 2.2.

(c) For purposes of applying Section 2.2 with respect to any Voting Common Stock, if any Person fails to provide the certificate or other information to which the Corporation is entitled pursuant to this Section 2.3, the Corporation in its sole discretion may presume that the Voting Common Stock in question is, or is not, Beneficially Owned by Aliens.

Section 2.4. Factual Determinations. The Board of Directors shall have the power and duty to construe and apply the provisions of Sections 2.2 and 2.3 and, with respect to shares of Voting Common Stock, to make all determinations necessary or desirable to implement such provisions, including but not limited to: (a) the number of shares of Voting Common Stock that are Beneficially Owned by any Person; (b) whether a Person is an Alien; (c) the application of any other definition of these Articles of Incorporation to the given facts; and (d) any other matter relating to the applicability or effect of Section 2.2.

Section 3. Voting Powers.

Section 3.1. General. (a) Except as otherwise provided by law or as expressly set forth in ARTICLE FIFTH and this ARTICLE SIXTH, each share of Voting Common Stock shall be entitled to vote, as provided in Section 3.2, on all matters in respect of which the holders of Voting Common Stock are entitled to vote, and, except as otherwise provided by the terms of any outstanding Non-Voting Stock or any outstanding series of Preferred Stock, the holders of Voting Common Stock shall vote together with the holders of all other classes or series of capital stock which have general voting power on all such matters as a single class; provided, however, that holders of Voting Common Stock, voting together as a separate class in accordance with Section 3.2(b), shall be entitled to vote upon a proposed amendment to these Articles of Incorporation if such amendment would (A) increase or decrease the aggregate number of authorized shares of Voting Common Stock, (B) increase or decrease the par value of the shares of Voting Common Stock or (C) alter or change the powers, preferences or special rights of the shares of Voting Common Stock so as to affect them adversely.

(b) Except as otherwise provided by law, the holders of Non-Voting Common Stock shall have no right to vote on any matters to be voted on by the stockholders of the Corporation, provided that the holders of Non-Voting Common Stock shall have the right to vote, as a separate class, on any Fundamental Change in which shares of Non-Voting Common Stock would be treated differently from shares of Series 1 Common Stock (other than a Fundamental Change in which the only difference in such treatment is that the holders of Series 1 Common Stock would be entitled to receive equity securities with full voting rights and the holders of Non-Voting Common Stock would be entitled to receive equity securities that have voting rights substantially identical to the voting rights of the Non-Voting Common

Stock and that are convertible (i) with respect to holders of Non-Voting Common Stock other than Motorola, upon any Voting Conversion Event or (ii) with respect to Motorola, upon a Motorola Conversion Event, in each case on a share for share basis into the Voting Securities to which the holders of the Series 1 Common Stock are entitled, but which are otherwise identical to such Voting Securities).

(c) The Board of Directors is authorized to adopt resolutions requiring the approval of any class or series of capital stock, alone or together with any other class or series of capital stock, as a condition precedent, or condition subsequent, to the approval, adoption, authorization or consummation of any action, transaction or any other matter by or involving the Corporation, and no provision contained in these Articles of Incorporation shall be interpreted to limit or restrict such authority in any way.

Section 3.2. Number of Votes. (a) Except in those situations specified in paragraphs (b) and (c) of this Section 3.2, on each matter to be voted on by the holders of Voting Common Stock,

(i) each outstanding share of Series 1 Common Stock is entitled to one vote; and

(ii) each outstanding share of Series 2 Common Stock is entitled to 10% of one vote.

(b) In any vote in which holders of Voting Common Stock are entitled, either by law or by the provisions of these Articles of Incorporation, to vote together as a separate class and are voting as a separate class, each outstanding share of Voting Common Stock is entitled to one vote, provided that in any vote in which the holders of Voting Common Stock vote together as a separate class solely because the shares of Voting Common Stock are the only Voting Securities of the Corporation that are outstanding, or are the only securities of the Corporation entitled to vote on such matter, and neither the law nor these Articles of Incorporation entitle the Voting Common Stock to vote as a separate class, the vote per share in Section 3.2(a) shall apply.

(c) In addition to the foregoing provisions of this Section 3, (i) if shares of only one series of Voting Common Stock are outstanding on the record date for determining the holders of Voting Common Stock entitled to vote on any matter, then each share of that series shall be entitled to one vote and (ii) if any series of Voting Common Stock votes as a single class with respect to any matter, each share of that series shall, for purposes of such vote, be entitled to one vote on such matter.

(d) In any vote in which the holders of the Non-Voting Common Stock are entitled, either by law or by the provisions of these Articles of Incorporation, to vote together as a separate class and are voting as a separate class, each share of Non-Voting Common Stock shall be entitled to one vote.

Section 4. Liquidation Rights. If any voluntary or involuntary liquidation, dissolution or winding up of the Corporation occurs, then after payment or provision for payment of the debts and other liabilities of the Corporation, including the liquidation preferences of any series of Preferred Stock, the holders of Corporation Common Stock shall be entitled to receive the remaining assets of the Corporation on a pro rata basis. Neither the merger nor consolidation of the Corporation, nor the transfer of all or part of its assets, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

Section 5. Dividends. Dividends may be declared and paid upon each class and series of Corporation Common Stock, subject to the limitations provided for in this Section 5 and in Section 10, as the Board of Directors may determine.

Section 5.1. Generally. Dividends on Corporation Common Stock may be declared and paid only out of the funds of the Corporation legally available therefor.

The holders of shares of any Applicable Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of such Applicable Stock equivalent on a per share basis to those payable on any Other Stock. Dividends on shares of Applicable Stock shall be payable on the same date fixed for payment of the corresponding dividend on shares of the Other Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of such Other Stock, plus the full per share amount (payable in kind) of any non cash dividend paid on shares of such Other Stock, provided that if the Corporation shall declare and pay any dividend on shares of any Other Stock payable in shares of such Other Stock, or in options, warrants or rights to acquire shares of such Other Stock, or in securities convertible into or exchangeable for shares of such Other Stock, then in each case, the Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Applicable Stock payable in shares of such Applicable Stock, or equivalent corresponding options, warrants or rights to acquire shares of such Applicable Stock, or equivalent corresponding securities convertible into or exchangeable for shares of such Applicable Stock.

Section 5.2. Share Distributions. Subject to this Section 5, the Board of Directors may declare and pay dividends or distributions of shares of Corporation Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Corporation Common Stock) on shares of Corporation Common Stock or shares of Preferred Stock only as follows: dividends or distributions of (a) shares of Series 1 Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 1 Common Stock) on shares of Series 1 Common Stock, as well as on Preferred Stock, (b) shares of Series 2 Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 2 Common Stock) on shares of Series 2 Common Stock, as well as on Preferred Stock and (c) shares of Non-Voting Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Non-Voting Common Stock) on shares of Non-Voting Common Stock, as well as on Preferred Stock.

Section 6. No Dilution or Impairment; Certain Tender Offers.

(a) No reclassification, subdivision or combination of the outstanding shares of Applicable Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time shares of each Other Stock are reclassified, subdivided or combined on an equal per share basis so that the holders of shares of each Other Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of the Corporation relative to such Applicable Stock as were represented by the shares of such Other Stock outstanding immediately before such reclassification, subdivision or combination and (ii) maintain all of the rights associated with such Other Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of such Applicable Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

(b) Without limiting the generality of the foregoing, in the case of any consolidation or merger of the Corporation with or into any other entity (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Series 1 Common Stock) or any reclassification of the Series 1 Common Stock into any other form of capital stock of the Corporation, whether in whole or in part, each holder of Series 2 Common Stock, shall, after such consolidation, merger or reclassification, have the right (but not the obligation), by notice delivered to the Corporation or any successor thereto within 90 days after the consummation of such consolidation, merger or reclassification, to convert each share of Series 2 Common Stock held by such holder into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger or reclassification if such holder had converted its shares of Series 2 Common Stock into Series 1 Common Stock immediately before such merger, consolidation or reclassification. The Corporation shall not effect, directly or indirectly, any such reclassification, subdivision or combination of outstanding shares of Series 1 Common Stock unless it delivers to the holders of Series 2 Common Stock written notice of its intent to take such action at least ten Business Days before taking such action.

(c) Exclusionary Tender Offers. If the Board of Directors shall determine not to oppose a tender offer by a Person other than a Cable Holder for Voting Securities of the Corporation representing not less than 35% of the Voting Power of the Corporation, and the terms of such tender offer do not permit the holders of Series 2 Common Stock to sell an equal or greater percentage of their shares as the holders of Series 1 Common Stock are permitted to sell taking into account any proration, then each holder of Series 2 Common Stock shall have the right (but not the obligation) to deliver to the Corporation a written notice requesting conversion of certain shares of Series 2 Common Stock designated by such holder of Series 2 Common Stock into Series 1 Common Stock, upon which delivery each share of Series 2 Common Stock so designated in such notice shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 Common Stock, provided that (i) unless the Series 2 Common Stock shall have otherwise been converted into Series 1 Common Stock pursuant to Section 7 upon or before the consummation or abandonment of the transaction contemplated by such tender offer, immediately following the consummation of such transaction or the delivery by the Corporation to each holder of Series 2 Common Stock of a notice that such transaction has been abandoned, each share of Series 1 Common Stock held by a holder of Series 2 Common Stock shall automatically reconvert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 2 Common Stock, and (ii) only those shares of Series 2 Common Stock related to shares of Series 1 Common Stock that were not so reconverted shall be deemed for any purpose under these Articles of Incorporation to have been converted into Series 1 Common Stock pursuant to this subparagraph (c) and the Series 2 Common Stock so reconverted shall be deemed to have been at all times outstanding shares of Series 2 Common Stock.

(d) Issuer Tender Offers. The Corporation shall not conduct an issuer tender offer (as defined on November 23, 1998 in Rule 13e-4 under the Exchange Act) with respect to the Series 1 Common Stock unless (i) such tender offer provides for the participation of the holders of Series 2 Common Stock on an equal basis with the Series 1 Common Stock and (ii) the Corporation accepts for repurchase the number of shares tendered by the holders of Series 1 Common Stock and Series 2 Common Stock in proportion to the number of shares of each such series tendered; provided that the terms of this subparagraph (d) shall not prevent the Corporation from administering in good faith an “odd-lot” program in connection with such issuer tender offer and shall not apply to customary acquisitions of Voting Common Stock made by the Corporation on the open market for purposes of maintaining stock option plans of the Corporation.

Section 7. Automatic Conversion of Series 2 Common Stock.

(a) Below One Percent Voting Power. If the total number of Converted Votes represented by the aggregate number of issued and outstanding shares of Series 2 Common Stock is below one percent (1%) of the outstanding Voting Power of the Corporation for more than 90 consecutive days (the date on which such 90-day period ends, the “Conversion Trigger Date”), then each outstanding share of Series 2 Common Stock will automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 Common Stock, such conversion to take place on the 90th day following the Conversion Trigger Date.

(b) Certain Transfers. Upon any Transfer of shares of Series 2 Common Stock (other than a Transfer to a Cable Holder) each such share so Transferred shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 Common Stock as of the date of such Transfer.

(c) Exchange of Stock Certificates; Effect of Automatic Conversion of All Series 2 Common Stock, etc.

(i) Immediately upon the conversion of shares of Series 2 Common Stock into shares of Series 1 Common Stock pursuant to this Section 7 (such shares so converted hereinafter referred to as the “Converted Series Shares”), the rights of the holders of such Converted Series Shares, as such, shall cease and the holders thereof shall be treated for all purposes as having become the record owners of the shares of Series 1 Common Stock issuable upon such conversion (the “Newly Issued Shares”), provided that such Persons shall be entitled to receive when paid any dividends declared on the Converted Series Shares as of a record date preceding the time the Converted Series Shares were converted (the “Series Conversion Time”) and unpaid as of the Series Conversion Time. If the stock transfer books of the Corporation are closed at the Series Conversion Time, such Person or Persons shall be deemed to have become such holder or holders of record of the Newly Issued Shares at the opening of business on the next succeeding day on which such stock transfer books are open.

(ii) As promptly as practicable after the Series Conversion Time, upon the delivery to the Corporation of the certificates formerly representing Converted Series Shares, the Corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of such certificates, a certificate or certificates representing the number of duly issued, fully paid and nonassessable Newly Issued Shares into which the Converted Series Shares formerly represented by such certificates have been converted in accordance with the provisions of this Section 7.

(iii) The Corporation shall pay all United States federal, state or local documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Newly Issued Shares upon the conversion of Converted Series Shares pursuant to this Section 7, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of Transfer involved in the issue or delivery of Newly Issued Shares in a name other than that of the registered holder of shares converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(iv) The Corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Series 1 Common Stock, and issued Series 1 Common Stock held in its treasury, for the purpose of effecting the conversion of the Series 2 Common Stock contemplated hereby, the full number of shares of Series 1 Common Stock then deliverable upon the conversion of all outstanding shares of Series 2 Common Stock.

Section 8. Optional Conversion of Non-Voting Common Stock.

(a) Upon the occurrence (or, with respect to clause (i) of this Section 8(a), the expected occurrence) of: (i) any Voting Conversion Event, with respect to holders of Non-Voting Common Stock other than Motorola, or any distribution or sale by Motorola described in Section 8(c)(i) hereof (a “Motorola Transfer”), each share of Non-Voting Common Stock which is being or has been distributed, disposed of or sold (or is expected to be distributed, disposed of or sold) in connection with such Voting Conversion Event or such Motorola Transfer shall be convertible at the option of the holder thereof into one duly issued, fully paid and nonassessable share of Series 1 Common Stock; or (ii) any Motorola Conversion Event described in Section 8(c)(ii) hereof, any or all of the shares of Non-Voting Common Stock held by Motorola shall be convertible at its option into one duly issued, fully paid and nonassessable share of Series 1 Common Stock.

(b) “Voting Conversion Event” means:

(i) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act and a public sale pursuant to Rule 144 of the Commission or any similar rule then in force);

(ii) any sale of securities of the Corporation to a Person or Group if, after such sale, such Person or Group in the aggregate would own or control securities which possess in the aggregate the Voting Power to elect a majority of the Board of Directors (provided that such sale has been approved by the Board of Directors or a committee thereof);

(iii) any sale of securities of the Corporation to a Person or Group if, after such sale, such Person or Group in the aggregate would own or control securities of the Corporation (excluding any Non-Voting Common Stock being converted and disposed of in connection with such Voting Conversion Event) which possess in the aggregate the Voting Power to elect a majority of the Board of Directors;

(iv) any sale of securities of the Corporation to a Person or Group if, after such sale, such Person or Group would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of Voting Securities; and

(v) any distribution, disposition or sale of any securities of the Corporation to a Person or Group in connection with a merger, consolidation or similar transaction if, after such transaction, such Person or Group will own or control securities which constitute in the aggregate the Voting Power to elect a majority of the surviving corporation’s directors (provided that the transaction has been approved by the Board of Directors or a committee thereof).

(c) “Motorola Conversion Event” shall mean:

(i) any distribution, disposition or sale of shares of Non-Voting Common Stock by Motorola not prohibited under Section 7.14 of the Motorola Agreement;

(ii) the existence of circumstances which, in Motorola’s judgment, constitute or are likely to cause or result in a material adverse development with respect to the business, properties, operations or financial condition of the Corporation and its subsidiaries and which otherwise cause conversion of the shares of Non-Voting Common Stock held by Motorola into shares of Voting Common Stock to be reasonably necessary to protect Motorola’s interests as a stockholder of the Corporation, provided that the occurrence of any Motorola Conversion Event shall be determined by Motorola, in its sole judgment by notice to the Corporation, which notice shall be binding upon the Corporation. Notwithstanding the foregoing, in no event shall a Motorola Conversion Event described in clause (ii) be deemed to have occurred unless and until there shall have been a downgrade in the Corporation’s credit rating to below B-, as determined by Standard & Poor’s Ratings Services, or B3, as determined by Moody’s Investor’s Services, after the earlier of 15 days following the date of the ILEC Separation (as defined in the Merger Agreement) or December 31, 2006.

(d) Subject to Section 8(a), (i) a holder, other than Motorola, of Non-Voting Common Stock will be entitled to convert shares of Non-Voting Common Stock into shares of Series 1 Common Stock in connection with any Voting Conversion Event and Motorola will be entitled to convert shares of Non-Voting Common Stock into shares of Series 1 Common Stock in connection with any Motorola Transfer, if such holder reasonably believes that such Voting Conversion Event or Motorola Transfer, as the case may be, will be consummated and a written request for conversion from any holder of Non-Voting Common Stock to the Corporation stating such holder’s reasonable belief that a Voting Conversion Event or Motorola Transfer, as the case may be, shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to distribute, dispose of or sell such shares of Series 1 Common Stock in connection with such Voting Conversion Event or Motorola Transfer, as the case may be; provided that the Corporation will not cancel the shares of Non-Voting Common Stock so converted before the tenth day following such Voting Conversion Event or Motorola Transfer and will reserve such shares until such tenth day for reissuance in compliance with the following proviso; and provided further that, if any shares of Non-Voting Common Stock are converted into shares of Series 1 Common Stock in connection with a Voting Conversion Event or a Motorola Transfer and any such shares of Series 1 Common Stock are not actually distributed, disposed of or sold pursuant to such Voting Conversion Event or Motorola Transfer, such shares of Series 1 Common Stock which were not so distributed, disposed of or sold shall be promptly converted back into the same number of shares of Non-Voting Common Stock and (ii) Motorola, at its election, will be entitled to convert any or all of its shares of Non-Voting Common Stock into shares of Series 1 Common Stock upon the occurrence of any Motorola Conversion Event described in Section 8(c)(ii) hereof.

(e) Each conversion of shares of Non-Voting Common Stock into shares of Series 1 Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares of Non-Voting Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Non-Voting Common Stock represented by such certificate or certificates into shares of Series 1 Common Stock. Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for such Series 1 Common Stock are to be issued. Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted shares of Non-Voting Common Stock as such holder will cease and the person or persons in whose name or names the certificate or certificates for such shares of Series 1 Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Series 1 Common Stock represented thereby.

(f) Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder’s instructions each of the following:

(i) the certificate or certificates representing the shares of Series 1 Common Stock issuable upon such conversion; and

(ii) a certificate representing any shares of Non-Voting Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted into shares of Series 1 Common Stock.

(g) The issuance of certificates representing shares of Series 1 Common Stock received upon conversion of shares of Non-Voting Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Series 1 Common Stock.

(h) The Corporation will not close its books against the transfer of shares of Corporation Common Stock in any manner which would interfere with the timely conversion of any shares of Non-Voting Common Stock.

(i) The Corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Series 1 Common Stock, and issued Series 1 Common Stock held in its treasury, for the purpose of effecting the conversion of the Non-Voting Common Stock, the full number of shares of Series 1 Common Stock then deliverable upon conversion of all outstanding shares of Non-Voting Common Stock. If, at the time of conversion of any Non-Voting Common Stock, the Series 1 Common Stock is listed on any national securities exchange or automated quotation system of the National Association of Securities Dealers, Inc., the Corporation will cause the Series 1 Common Stock issued in such conversion to be listed on such exchange or automated quotation system within 60 days of such conversion, subject to official notice of issuance.

(j) Subject to Section 8(d), upon the retirement of shares of Non-Voting Common Stock, (i) such shares shall not resume the status of authorized and unissued shares of that class, (ii) such shares shall not be reissued and (iii) upon the execution, acknowledgment and filing of a certificate in accordance with K.~~S.A.~~G.C.C. Sections 17-6003 and 17-6603 (or any successor provisions) stating that the reissuance of such shares is prohibited, identifying the shares and reciting their retirement, then the filing of such certificate shall have the effect of amending these Articles of Incorporation so as to reduce accordingly the number of authorized shares of Non-Voting Common Stock or if such retired shares constitute all of the authorized shares of such class, then the filing of such certificate shall have the effect of amending these Articles of Incorporation automatically so as to eliminate all references to such class of stock therefrom.

Section 9. Definitions. For purposes of ARTICLE FIFTH and ARTICLE SIXTH of these Articles of Incorporation, the following terms have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person.

“Alien” means “aliens,” “their representatives,” “a foreign government or representatives thereof” or “any corporation organized under the laws of a foreign country” as such terms are used in Section 310(b)(4) of the Communications Act of 1934, as amended, or as hereafter may be amended, or any successor provision of law.

“Applicable Law” means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes of any Governmental Authority and (b) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.

“Applicable Stock” means the Series 1 Common Stock, the Series 2 Common Stock or the Non-Voting Common Stock.

“Associate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

“Beneficial Owner” (including, with its correlative meanings, “Beneficially Own” and “Beneficial Ownership”), with respect to any securities, means any Person which:

(a) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time) such securities pursuant to any agreement, arrangement or understanding (whether or not in writing), including, without limitation, upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

(b) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to vote or dispose of (whether such right is exercisable immediately or only after the passage of time) or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 under the Exchange Act but including all such securities which a Person has the right to acquire beneficial ownership of whether or not such right is exercisable within the 60-day period specified therein) such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

(c) has, or any of whose Affiliates or Associates has, any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate thereof), provided that before the conversion thereof (other than during the 90-day period following the Conversion Trigger Date set forth in Section 7 of ARTICLE SIXTH), a holder of Series 2 Common Stock shall not be deemed to beneficially own the shares of Series 1 Common Stock issuable upon conversion thereof.

“Board of Directors” means the board of directors of the Corporation.

“Business Day” means any day other than a day on which commercial banks in The City of New York are required or authorized by law to be closed.

“Bylaws” means the Bylaws of the Corporation as amended or supplemented from time to time.

“Cable Holder” means any of:

(i) Tele-Communications, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation, or Cox Communications, Inc., a Delaware corporation;

(ii) any Affiliate of an entity identified in clause (i) of this definition;

(iii) any successor (by operation of law or otherwise) of an entity identified in clauses (i) or (ii) of this definition so long as such successor remains an Affiliate of an entity identified in clause (i) or (ii);

(iv) any entity Controlled by two or more entities identified in clauses (i) through (iii) of this definition or this clause (iv) even if such entity is not considered an Affiliate of any individual entity so identified; and

(v) for purposes of Section 7(b) of ARTICLE SIXTH only, with respect to any Transfer of shares of Series 2 Common Stock, the transferee of such shares if (A) at the time of such Transfer, the transferor was a Cable Holder under any of the clauses (i) through (iv) of this definition, (B) after giving effect to such Transfer, the transferee was an Associate of the transferor, and (C) immediately before such Transfer, the transferee was identified in writing by the transferor as a “Cable Holder” under this clause (v).

“Closing Price” means, with respect to a security on any day, the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on The New York Stock Exchange, Inc. or, if such security is not listed or admitted to trading on such exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected in good faith by the Board of Directors. If the security is not publicly held or so listed or publicly traded, “Closing Price” means the Fair Market Value of such security.

“Commission” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Control” means, with respect to a Person or Group, any of the following:

(a) ownership by such Person or Group of Votes entitling it to exercise in the aggregate more than 35% of the Voting Power of the entity in question; or

(b) possession by such Person or Group of the power, directly or indirectly, (i) to elect a majority of the board of directors (or equivalent governing body) of the entity in question, or (ii) to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by contract or otherwise.

“Converted Series Shares” has the meaning set forth in Section 7(c) of ARTICLE SIXTH.

“Converted Votes” means, on any particular day, in the case of a share of Series 2 Common Stock, one vote per share.

“Convertible Securities” at any time means any securities of the Corporation or of any subsidiary thereof (other than shares of Corporation Common Stock), including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of any class or series of Corporation Common Stock, whether convertible, exchangeable or exercisable at such time or a later time or only upon the occurrence of certain events, pursuant to antidilution provisions of such securities or otherwise.

“Corporation Common Stock” means the Voting Common Stock and the Non-Voting Common Stock.

“Director” means a member of the Board of Directors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Fair Market Value” means, with respect to any asset, shares or other property, the cash price at which a willing seller would sell and a willing buyer would buy such asset, shares or other property in an arm’s-length negotiated transaction without undue time restraints, as determined in good faith by a majority of the Independent Directors.

~~“Fair Price Provisions” means ARTICLE SEVENTH of these Articles of Incorporation, and any successor provision thereto.~~

“Fundamental Change” means any merger, consolidation, reorganization or reclassification of the Corporation or its shares of capital stock, any amendment to these Articles of Incorporation or any liquidation, dissolution or winding up of the Corporation.

“Governmental Authority” means any federation, nation, state, sovereign or government, any federal, supranational, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government.

“Group” means any group within the meaning of Section 13(d)(3) of the Exchange Act.

“Independent Director” means any member of the Board of Directors who (a) is not an officer or employee of the Corporation or any of its Subsidiaries, (b) is not a former officer of the Corporation or any of its Subsidiaries, (c) does not, in addition to such person’s role as a Director, act on a regular basis, either individually or as a member or representative of an organization, serving as a professional adviser, legal counsel or consultant to the Corporation or its Subsidiaries, if, in the opinion of the Nominating and Corporate Governance Committee of the Board of Directors of the Corporation (the “Nominating Committee”) or the Board of Directors if a Nominating Committee is not in existence, such relationship is material to the Corporation or the organization so represented or such person, and (d) does not represent, and is not a member of the immediate family of, a person who would not satisfy the requirements of the preceding clauses (a), (b) and (c) of this sentence. A person who has been or is a partner, officer or director of an organization that has customary commercial, industrial, banking or underwriting relationships with the Corporation or any of its Subsidiaries that are carried on in the ordinary course of business on an arms-length basis and who otherwise satisfies the requirements set forth in clauses (a), (b), (c) and (d) of the first sentence of this definition may qualify as an Independent Director, unless, in the opinion of the Nominating Committee or the Board of Directors if a Nominating Committee is not in existence, such person is not independent of the management of the Corporation or any of its Subsidiaries, or the relationship would interfere with the exercise of independent judgment as a member of the Board of Directors. A person who otherwise satisfies the requirements set forth in clauses (a), (b), (c) and (d) of the first sentence of this definition and who, in addition to fulfilling the customary director’s role, also provides additional services directly for the Board of Directors and is separately compensated therefor, would nonetheless qualify as an Independent Director.

“Lien” means any mortgage, pledge, security interest, adverse claim, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or similar Applicable Law of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

“Market Price” means with respect to a security on any date, the Closing Price of such security on the Trading Day immediately before such date. The Market Price shall be deemed to be equal to, in the case of a share of Series 2 Common Stock, the Market Price of a share of Series 1 Common Stock. The Market Price of any options, warrants, rights or other securities convertible into or exercisable for Series 2 Common Stock shall be equal to the Market Price of options, warrants, rights or other securities convertible into or exercisable for Series 1 Common Stock upon the same terms and otherwise containing the same terms as such options, warrants, rights or other securities convertible into or exercisable for Series 2 Common Stock.

“Merger” means the merger of Nextel Communications, Inc. with and into S-N Merger Corp. pursuant to the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated December 15, 2004, by and among the Corporation, Nextel Communications, Inc., a Delaware corporation, and S-N Merger Corp., a Delaware corporation wholly owned by the Corporation, as amended.

“Motorola” means Motorola, Inc., a Delaware corporation, or any Affiliate thereof.

“Motorola Agreement” means the Agreement and Plan of Contribution and Merger, dated August 4, 1994, by and among Nextel Communications, Inc., a Delaware corporation, Motorola, Inc. and ESMR Sub, Inc., a Delaware corporation.

“Motorola Conversion Event” has the meaning set forth in Section 8(c) of ARTICLE SIXTH.

“NNM” means The Nasdaq Stock Market, Inc.

“Non-Voting Common Stock” has the meaning set forth in Section 1 of ARTICLE SIXTH.

“Other Stock” means, with respect to any class or series of Applicable Stock, Corporation Common Stock other than such class or series of Applicable Stock.

“Person” means an individual, a partnership, an association, a joint venture, a corporation, a business, a trust, any entity organized or existing under Applicable Law, an unincorporated organization or any Governmental Authority.

“Preferred Stock” has the meaning set forth in Section 1 of ARTICLE SIXTH.

“Redemption Date” means the date fixed by the Board of Directors for the redemption of any shares of capital stock of the Corporation pursuant to Section 2.2 of ARTICLE SIXTH.

“Redemption Securities” means any debt or equity securities of the Corporation, any of its Subsidiaries, or any combination thereof having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price pursuant to Section 2.2(b) of ARTICLE SIXTH, in the opinion of an investment banking firm of recognized national standing selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), have a Market Price, at the time notice of redemption is given pursuant to Section 2.2(d) of ARTICLE SIXTH, at least equal to the redemption price required to be paid by Section 2.2(a) of ARTICLE SIXTH.

“Section 310” means Section 310 of the Communications Act of 1934, as amended (or any successor provision of law).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Series 1 Common Stock” has the meaning set forth in Section 1 of ARTICLE SIXTH.

“Series 2 Common Stock” has the meaning set forth in Section 1 of ARTICLE SIXTH.

“Subsidiary” means, with respect to any Person (the “Parent”), any other Person in which the Parent, one or more direct or indirect Subsidiaries of the Parent, or the Parent and one or more of its direct or indirect Subsidiaries (a) have the ability, through ownership of securities individually or as a group, ordinarily, in the absence of contingencies, to elect a majority of the directors (or individuals performing similar functions) of such other Person, and (b) own more than 50% of the equity interests.

“Trading Day” means, with respect to any security, any day on which the principal national securities exchange on which such security is listed or admitted to trading or the NNM, if such security is listed or admitted to trading thereon, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if such security is not listed or admitted to trading on any national securities exchange or the NNM, any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transfer” means any act pursuant to which, directly or indirectly, the ownership of the assets or securities in question is sold, transferred, conveyed, delivered or otherwise disposed, but shall not include (a) any grant of Liens, (b) any conversion or exchange of any security of the Corporation pursuant to a merger or other business combination involving the Corporation or (c) any transfer of ownership of assets to the surviving entity pursuant to any merger or other business combination.

“Vote” means, with respect to any entity, the ability to cast a vote at a stockholders’, members’ or comparable meeting of such entity with respect to the election of directors, managers or other members of such entity’s governing body, or the ability to cast a general partnership or comparable vote.

“Voting Common Stock” means the Series 1 Common Stock and the Series 2 Common Stock.

“Voting Power” means, with respect to any entity as at any date, the aggregate number of Votes outstanding as at such date in respect of such entity.

“Voting Securities” means, with respect to an entity, any capital stock or debt securities of such entity if the holders thereof are ordinarily, in the absence of contingencies, entitled to a Vote, even though the right to such Vote has been suspended by the happening of such a contingency, and in the case of the Corporation, shall include, without limitation, the Voting Common Stock.

Section 10. General Provisions Relating to Preferred Stock.

Section 10.1. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers), designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein, or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

Section 10.2. Authority is hereby granted to the Board of Directors, subject to the provisions of ARTICLE SIXTH, to create one or more series of Preferred Stock and, with respect to each series, to fix or alter as permitted by law, by resolution or resolutions providing for the issue of such series:

(a) the number of shares to constitute such series and the distinctive designation thereof;

(b) the dividend rate on the shares of such series, the dividend payment dates, the periods in respect of which dividends are payable (“dividend periods”), whether such dividends shall be cumulative, and if cumulative, the date or dates from which dividends shall accumulate;

(c) whether or not the shares of such series shall be redeemable, and, if redeemable, on what terms, including the redemption prices which the shares of such series shall be entitled to receive upon the redemption thereof;

(d) whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(e) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

(f) the voting power, if any, of the shares of such series; and

(g) such other terms, conditions, special rights and protective provisions as the Board of Directors may deem advisable.

Section 10.3. No dividend shall be declared and set apart for payment on any series of Preferred Stock in respect of any dividend period unless there shall likewise be or have been paid, or declared and set apart for payment, on all shares of Preferred Stock of each other series entitled to cumulative dividends at the time outstanding which rank equally as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on the said shares through the end of the last preceding dividend period if all dividends were declared and paid in full.

Section 10.4. If upon any dissolution of the Corporation, the assets of the Corporation distributable among the holders of any one or more series of Preferred Stock which are (i) entitled to a preference over the holders of the Corporation Common Stock upon such dissolution and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

Section 10.5. In the event that the Preferred Stock of any series shall be redeemable, then, at the option of the Board of Directors, the Corporation may at such time or times as may be specified by the Board of Directors as provided in Section 10.2(c) redeem all, or any number less than all, of the outstanding shares of such series at the redemption price thereof and on the other terms fixed herein or by the Board of Directors as provided in said Section 10.2(c) (the sum so payable upon any redemption of Preferred Stock being herein referred to as the “redemption price”).

Section 10.6. Preferred Stock - Sixth Series

(a) Designation and Amount. The shares of such Series shall be designated as “Preferred Stock-Sixth Series, Junior Participating” (hereafter “Sixth Series”) and the shares constituting such series shall number 3,000,000.

(b) Dividends.

(i) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock of the Corporation, or any similar stock ranking prior and superior to the shares of the Sixth Series with respect to dividends, the holders of shares of the Sixth Series, in preference to the holders of Corporation Common Stock and any shares of stock ranking junior (as to dividends) to the shares of the Sixth Series (collectively with such Corporation Common Stock, “Junior Stock”), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash, on January 1, April 1, July 1 and October 1 in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”) in an amount (rounded to the nearest cent) per share equal to the greater of (A) $100.00 or (B) subject to the provision for adjustment hereinafter set forth, 2,000 times the aggregate per share amount of all cash dividends, plus 2,000 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions, other than a dividend payable in shares of Series 1 Common Stock or a subdivision of the outstanding shares of Series 1 Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the Series 1 Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Sixth Series.

(ii) In the event the Corporation shall (A) declare any dividend on Series 1 Common Stock payable in shares of Series 1 Common Stock, (B) subdivide the outstanding Series 1 Common Stock or (C) combine the outstanding Series 1 Common Stock into a smaller number of shares, then in each such case the per share amount to which holders of shares of the Sixth Series would be entitled immediately before such event under clause (B) of paragraph (i) of this Section 10.6(b) shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Series 1 Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Series 1 Common Stock that were outstanding immediately before such event.

(iii) The Corporation shall declare a dividend or distribution on the Sixth Series as provided above in paragraph (i) of this Section 10.6(b) immediately after it declares a dividend or distribution on the Series 1 Common Stock (other than a dividend payable in shares of Series 1 Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Series 1 Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, the minimum quarterly dividend of $100.00 on the Sixth Series shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(iv) Dividends shall begin to accrue and be cumulative on outstanding shares of Sixth Series from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Sixth Series, unless the date of issue of such shares of Sixth Series is before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Sixth Series entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Sixth Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of the Sixth Series entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 10 days before the date fixed for the payment thereof.

(c) Voting Rights. Except as prescribed by law and in addition to the rights provided for in ARTICLE SIXTH of these Articles of Incorporation and subject to the provision for adjustment hereinafter set forth, the holders of the shares of the Sixth Series shall be entitled to 2,000 votes for each share held. In the event the Corporation shall (i) declare any dividend on Series 1 Common Stock payable in shares of Series 1 Common Stock, (ii) subdivide the outstanding Series 1 Common Stock or (iii) combine the outstanding Series 1 Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of the Sixth Series would be entitled immediately before such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Series 1 Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Series 1 Common Stock that were outstanding immediately before such event. Except as otherwise provided in these Articles of Incorporation, in any Certificate of Designation establishing a series of Preferred Stock or any similar stock or otherwise required by law, the holders of the shares of the Sixth Series and the holders of Voting Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(d) Certain Restrictions.

(i) Whenever quarterly dividends or other dividends or distributions payable on the shares of the Sixth Series as provided in Section 10.6(b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Sixth Series outstanding shall have been paid in full, the Corporation shall not:

(A) declare or pay dividends (except a dividend payable in Corporation Common Stock and/or any other Junior Stock) on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of Junior Stock;

(B) declare or pay dividends on or make any other distribution on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of the Sixth Series, except dividends paid ratably on the shares of the Sixth Series and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(C) redeem or purchase or otherwise acquire for consideration any shares ranking on a parity (either as to dividends or upon dissolution, liquidation or winding up) with the shares of the Sixth Series, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of such parity stock in exchange for shares of Junior Stock; or

(D) purchase or otherwise acquire for consideration any shares of the Sixth Series, or any shares of stock ranking on a parity (either as to dividends or upon dissolution, liquidation or winding up) with the shares of the Sixth Series, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 10.6(d), purchase or otherwise acquire such shares at such time and in such manner.

(e) Reacquired Shares. Any shares of the Sixth Series purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in this Section 10.6, elsewhere in the Articles of Incorporation, in any other Certificate of Designation establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

(f) Liquidation, Dissolution Or Winding Up.

(i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Sixth Series shall be entitled to receive, in preference to the holders of stock ranking junior (as to the amount payable upon liquidation, dissolution or winding up) to the Sixth Series, the greater of (A) $1,000.00 per share, plus accrued and unpaid dividends to the date of distribution, whether or not earned or declared, or (B) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 2,000 times the aggregate amount to be distributed per share to holders of Series 1 Common Stock. In the event the Corporation shall (x) declare any dividend on Series 1 Common Stock payable in shares of Series 1 Common Stock, (y) subdivide the outstanding Series 1 Common Stock or (z) combine the outstanding Series 1 Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of the Sixth Series would be entitled immediately before such event pursuant to clause (B) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Series 1 Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Series 1 Common Stock that were outstanding immediately before such event.

(ii) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of stock ranking on a parity (as to the amount payable upon liquidation, dissolution or winding up) with the Sixth Series shall not receive any distributions except for distributions made ratably on the Sixth Series and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

(g) Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Series 1 Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Sixth Series shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 2,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Series 1 Common Stock is changed or exchanged. In the event the Corporation shall (i) declare any dividend on Series 1 Common Stock payable in shares of Series 1 Common Stock, (ii) subdivide the outstanding Series 1 Common Stock or (iii) combine the outstanding Series 1 Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of the Sixth Series would be entitled immediately before such event pursuant to the preceding sentence with respect to the exchange or change of shares of the Sixth Series shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Series 1 Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Series 1 Common Stock that were outstanding immediately before such event.

(h) Ranking. The shares of the Sixth Series shall rank junior to all other series of the Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. Nothing herein shall preclude the Board of Directors of the Corporation from creating any additional series of Preferred Stock or any similar stock ranking on a parity with or prior to the shares of the Sixth Series as to the payment of dividends or distribution of assets.

(i) Fractional Shares. Shares of the Sixth Series may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of the Sixth Series.

Section 10.7. Preferred Stock-Seventh Series Convertible.

(a) Amount, Rank and Designation. The shares to constitute the Seventh Series of Preferred Stock shall number 300,000 shares. The designation thereof shall be “Preferred Stock-Seventh Series, Convertible” (hereinafter “Seventh Series”). Shares of the Seventh Series shall rank junior as to dividends and upon liquidation to shares of any other Preferred Stock designated as senior to the Seventh Series as to dividends or upon liquidation, dissolution or winding up (“Senior Stock”), and shall have a preference over the shares of the Corporation Common Stock and any other class or series of Junior Stock.

(b) Dividends. Holders of record of shares of the Seventh Series will be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends, cumulative cash dividends (“Preferred Dividends”) payable at the rate of $6.73 per share quarterly in arrears on each September 30, December 31, March 31 and June 30 (each a “Dividend Payment Date”) or, if any such date is not a Business Day, the Preferred Dividends due on such Dividend Payment Date shall be paid on the next succeeding Business Day. Preferred Dividends on the Seventh Series shall be cumulative and shall accumulate from the date of original issuance of the Seventh Series. Preferred Dividends shall be payable to holders of record as they appear on the stock transfer books of the Corporation, net of any amounts required to be withheld for or with respect to taxes, on such record dates, not more than 60 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Preferred Dividends payable on the Seventh Series for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. Preferred Dividends shall accrue on a daily basis whether or not there are funds of the Corporation legally available for the payment of such dividends and whether or not such Preferred Dividends are declared. Accrued but unpaid Preferred Dividends shall accumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends. Before any dividends on the Corporation Common Stock or any other class or series of stock of the Corporation ranking junior to the Seventh Series as to dividends shall be paid or declared and set apart for payment, the holders of shares of the Seventh Series shall be entitled to receive the full accumulated cash dividends for all quarterly dividend periods ending on or before the date on which any dividend on any such class or series of stock ranking junior to the Seventh Series as to dividends is declared or is to be paid.

(c) Conversion.

(i) Each holder of shares of Seventh Series may at such holder’s option at any time convert any or all of such holder’s shares of Seventh Series into (A) if such holder is a Cable Holder, shares of Series 2 Common Stock, and (B) if such holder is not a Cable Holder, shares of Series 1 Common Stock. All references herein to shares of Series 2 Common Stock issuable upon conversion of shares of Seventh Series shall be deemed to refer to shares of Series 1 Common Stock if the holder of such Seventh Series is not a Cable Holder. Such shares of Seventh Series shall be convertible into a number of fully paid and nonassessable whole shares of Series 2 Common Stock as is equal to the aggregate Liquidation Preference of the shares of Seventh Series surrendered for conversion divided by the Initial Conversion Price (as adjusted from time to time, the “Conversion Price”). In case of the redemption of any shares of the Seventh Series, such right of conversion shall cease and terminate as to the shares duly called for redemption at the close of business on the date fixed for redemption, unless the Corporation defaults in the payment of the redemption price plus all accrued and unpaid dividends. If the Corporation defaults with respect to such payment, the right to convert the shares designated for redemption shall terminate at the close of business on the business day next preceding the date that such default is cured. Upon conversion the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on the Seventh Series surrendered for conversion.

(ii) Holders of shares of Seventh Series at the close of business on a record date for any payment of declared Preferred Dividends shall be entitled to receive the Preferred Dividends payable on those shares of Seventh Series on the corresponding Dividend Payment Date notwithstanding the conversion pursuant to this section of those shares of Seventh Series following such record date and before the close of business on such Dividend Payment Date. Except as provided in the preceding sentence, upon any conversion of shares of Seventh Series, the Corporation shall make no payment of or allowance of unpaid Preferred Dividends, whether or not in arrears, on such shares of Seventh Series, or for previously declared dividends or distributions on the shares of Series 2 Common Stock issued upon conversion.

(iii) Conversion of shares of Seventh Series may be effected by delivering certificates evidencing such shares of Seventh Series, together with written notice of conversion stating the number of shares to be converted and a proper assignment of such certificates to the Corporation or in blank, to the office of the transfer agent for the Seventh Series or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with conversion procedures established by the Corporation. Each conversion shall be deemed to have been effected immediately before the close of business on the date on which the foregoing requirements shall have been satisfied. The Corporation shall as promptly as practicable after any conversion pursuant to this section issue and deliver to the converting holder a certificate or certificates representing the number of whole shares of Series 2 Common Stock into which such shares of Seventh Series were converted. Upon conversion of less than the entire number of the shares of Seventh Series represented by any certificate, the Corporation shall issue and deliver to the converting holder a new certificate representing the number of shares of Seventh Series not converted. The Corporation shall effect such conversion as soon as practicable; provided that the Corporation shall not be required to convert shares of Seventh Series, and no surrender of shares of Seventh Series shall be effective for that purpose, while the stock transfer books of the Corporation for the Series 2 Common Stock are closed for any reason, but the surrender of shares of Seventh Series for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Seventh Series were surrendered, and at the Conversion Price in effect on the date of such surrender.

(iv) No fraction of a share of Series 2 Common Stock shall be issued upon any conversion. In lieu of the fraction of a share to which the holder of shares of the Seventh Series surrendered for conversion would otherwise be entitled, such holder shall receive, as soon as practicable after the date of conversion, an amount in cash equal to the same fraction of the market value of a full share of Series 1 Common Stock. For the purposes of this subparagraph, the market value of a share of Series 1 Common Stock shall be the Closing

Price of such a share on the day immediately preceding the date upon which such shares of Seventh Series are surrendered for conversion.

(v) The Conversion Price in effect at any time shall be subject to adjustment as follows:

(A) If the Corporation shall: (1) pay a dividend on the Voting Common Stock in shares of Voting Common Stock, (2) subdivide the outstanding shares of Voting Common Stock into a greater number of shares, (3) combine the outstanding shares of Voting Common Stock into a smaller number of shares, (4) pay a dividend on the Voting Common Stock in shares of its capital stock (other than Voting Common Stock) or (5) issue any shares of its capital stock by reclassification of the shares of Voting Common Stock (other than any reclassification by way of merger or binding share exchange that is subject to Section 10.7(c)(v)(H)), then the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that if the holder elects to convert shares of Seventh Series after such time, the holder thereof shall be entitled to receive the aggregate number of shares of capital stock which, if such conversion had occurred immediately prior to such time, he would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. Subject to Section 10.7(c)(v)(F) for a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution, and for a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

(B) If the Corporation shall issue rights or warrants to the holders of the Voting Common Stock entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Voting Common Stock (or Convertible Securities) at a price per share (or having a conversion price per share, after adding thereto an allocable portion of the Conversion Price of the right or warrant to purchase such Convertible Securities, computed on the basis of the maximum number of shares of Voting Common Stock issuable upon conversion of such Convertible Securities) less than the Current Market Price per share on the Determination Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Voting Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Voting Common Stock so offered (or the aggregate initial conversion price of the Convertible Securities so offered, after adding thereto the aggregate conversion price of the rights or warrants to purchase such Convertible Securities) to holders of Voting Common Stock (and to holders of Convertible Securities referred to in the following paragraph if the distribution to which this paragraph (B) applies is also being made to such holders) would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Voting Common Stock outstanding on such record date plus the number of additional shares of Voting Common Stock so offered for subscription or purchase (or into which the Convertible Securities so offered are initially convertible). The adjustment contemplated by this paragraph (B) shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the close of business on such record date; provided, however, to the extent that shares of Voting Common Stock (or Convertible Securities) have not been issued when such rights or warrants expire (or, in the case of rights or warrants to purchase Convertible Securities which have been exercised, if all of the shares of Voting Common Stock issuable upon conversion of such Convertible Securities have not been issued prior to the expiration of the conversion right thereof), the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares (or Convertible Securities) actually issued upon the exercise of such rights or warrants (or the conversion of such Convertible Securities).

For purposes of this paragraph (B) the number of shares of Voting Common Stock outstanding on any record date shall be deemed to include the maximum number of shares of Voting Common Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the distribution to which this paragraph (B) is being applied) equal to or less than the Current Market Price per share of Voting Common Stock on the applicable Determination Date, if all of such

Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Corporation.

(C) If the Corporation shall distribute to the holders of Voting Common Stock evidences of its indebtedness or assets or subscription rights or warrants (excluding (x) dividends or distributions referred to in Section 10.7(c)(v)(A) and distributions of rights or warrants referred to in Section 10.7(c)(v)(B) and (y) cash dividends or other cash distributions, unless such cash dividends or cash distributions are Extraordinary Cash Dividends), the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, of which the numerator shall be the number of shares of Voting Common Stock outstanding on such record date multiplied by the Current Market Price on the Determination Date, less the fair market value (as determined by the Board of Directors of the Corporation) on such record date of the evidences of indebtedness, assets (including Extraordinary Cash Dividends), subscription rights or warrants to be distributed to the holders of Voting Common Stock (and to the holders of Convertible Securities referred to below if the distribution to which this paragraph (C) applies is also being made to such holders), and of which the denominator shall be the number of shares of Voting Common Stock outstanding on such record date multiplied by such Current Market Price. For purposes of this paragraph (C), the number of shares of Voting Common Stock outstanding on any record date shall be deemed to include the maximum number of shares of Voting Common Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the distribution to which this paragraph (C) is being applied) equal to or less than the Current Market Price per share of Voting Common Stock on the applicable Determination Date, if all of such Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date.

For purposes of this paragraph (C), the term “Extraordinary Cash Dividend” shall mean any cash dividend with respect to the Voting Common Stock the amount of which, together with the aggregate amount of cash dividends on the Voting Common Stock to be aggregated with such cash dividend in accordance with the following provisions of this paragraph, equals or exceeds the threshold percentage set forth below in the following sentence. If, upon the date prior to the Ex-Dividend Date with respect to a cash dividend on the Voting Common Stock, the aggregate of the amount of such cash dividend together with the amounts of all cash dividends on the Voting Common Stock with Ex-Dividend Dates occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (other than any such other cash dividends with Ex-Dividend Dates occurring in such period for which a prior adjustment to the Conversion Price was previously made under this paragraph (C)) equals or exceeds on a per share basis five percent (5%) of the average of the Closing Prices during the period beginning on the date after the first such Ex-Dividend Date in such period and ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Date occurring in such period, the period for calculating the average of the Closing Prices shall be the period commencing 365 days prior to the date immediately prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Date occurring in such 365-day period that is aggregated with such cash dividend in accordance with this paragraph shall be deemed to be an Extraordinary Cash Dividend.

The adjustment pursuant to the foregoing provisions of this paragraph (C) shall be made successively whenever any distribution to which this paragraph (C) applies is made, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

(D) If this Section 10.7(c)(v) requires adjustments to the Conversion Price under more than one of clause (4) of the first sentence of paragraph (A), paragraph (B) or paragraph (C), and the record dates for the distribution giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of paragraph (A), second the provisions of paragraph (C) and, third, the provisions of paragraph (B).

(E) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) thereof; provided, however, that any adjustments which by reason of this paragraph (E) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10.7(c)(v) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(F) In any case in which this Section 10.7(c)(v) shall require that an adjustment in the Conversion Price be made effective as of the record date for a specified event, the Corporation may elect to defer until the occurrence of such event (x) issuing to the holder of the Seventh Series the shares, if any, issuable upon such conversion over and above the shares, if any, issuable upon such conversion on the basis of the Conversion Price in effect prior to such adjustment, if the Seventh Series is converted after such record date, and (y) paying to the holder cash or its check in lieu of any fractional interest to which the holder would be entitled pursuant to Section 10.7(c)(iv); provided, however, that the Corporation shall deliver to the holder a due bill or other appropriate instrument evidencing the holder’s right to receive such additional shares and such cash upon the occurrence of the event requiring such adjustment.

(G) If the Corporation consolidates with or merges into, or transfers (other than by mortgage or pledge) its properties and assets substantially as an entirety to, another Person or the Corporation is a party to a merger or binding share exchange which reclassifies or changes its outstanding Voting Common Stock, or the Voting Common Stock is converted into another class or series of capital stock of the Corporation, the Corporation (or its successor in such transaction) or the transferee of such properties and assets shall make appropriate provision so that the holder’s certificate representing shares of Seventh Series shall thereafter be convertible, upon the terms and conditions specified in the certificates, for the kind and amount of securities, cash or other assets receivable upon such transaction by a holder of the number of shares of Voting Common Stock purchasable upon conversion of the holder’s Seventh Series immediately before the effective date of such transaction (assuming, to the extent applicable, that such holder of Voting Common Stock failed to exercise any rights of election with respect thereto, and received per share the kind and amount of securities, cash or other assets received per share of Voting Common Stock by a plurality of the nonelecting shares of Voting Common Stock); and in any such case, if necessary, the provisions set forth in this Section 10.7(c)(v) with respect to the rights and interests thereafter of the holder of the Seventh Series shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any such other securities or assets thereafter deliverable on the conversion of the holder’s Seventh Series. The subdivision or combination of the Voting Common Stock at any time outstanding into a greater or lesser number of shares of Voting Common Stock shall not be deemed to be a reclassification of the Voting Common Stock for the purposes of this subsection. The Corporation shall not effect any such consolidation, merger, transfer or binding share exchange unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from such consolidation or merger or the Person purchasing such assets or other appropriate Person shall assume, by written instrument, the obligation to deliver to the holders of the Seventh Series such securities, cash or other assets as, in accordance with the foregoing provisions, the holder may be entitled to purchase and the other obligations in this Section 10.7.

The Corporation may make such reductions in the Conversion Price, in addition to those required by paragraphs (A), (B) and (C) of this Section 10.7(c)(v), as it shall in its sole discretion determine to be advisable.

(H) Subject to Section 10.7(c)(v)(E) and to the remaining provisions of this Section 10.7(c)(v)(H), in the event that a holder of Seventh Series would be entitled to receive upon conversion thereof pursuant to this Section 10.7(c)(v) any Redeemable Capital Stock and the Corporation redeems, exchanges or otherwise acquires all of the outstanding shares or other units of such Redeemable Capital Stock (such event being a “Redemption Event”), then, from and after the effective date of such Redemption Event, the holders of shares of Seventh Series then outstanding shall be entitled to receive upon conversion of such shares, in lieu of shares or units of such Redeemable Capital Stock, the kind and amount of shares of stock and other securities and property receivable upon the Redemption Event by a holder of the number of shares or units of such Redeemable Capital Stock into which such shares of Seventh Series could have been converted immediately prior to the effective date of such Redemption Event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share or unit of such Redeemable Capital Stock the kind and amount of stock and other securities and property received per share or unit by a plurality of the non-electing shares or units of such Redeemable Capital Stock), and (from and after the effective date of such Redemption Event) the holders of the Seventh Series shall have no other conversion rights under these provisions with respect to such Redeemable Capital Stock.

Notwithstanding the foregoing, if the redemption price for the shares of such Redeemable Capital Stock is paid in whole or in part in Redemption Securities, and the Mirror Preferred Stock Condition is met, the Seventh Series shall not be convertible into such Redemption Securities and, from and after the applicable redemption date, the holders of any shares of Seventh Series that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock shall have no conversion rights under these provisions except for any conversion right that may have existed immediately prior to the effective date of the Redemption Event with respect to any shares of stock (including the Voting Common Stock) or other securities or property other than the Redeemable Capital Stock so redeemed. The Corporation shall use all commercially reasonable efforts to ensure that the Mirror Preferred Stock Condition is satisfied. The “Mirror Preferred Stock Condition” will be satisfied in connection with a redemption of any Redeemable Capital Stock into which the Seventh Series is then convertible if appropriate provision is made so that the holders of the Seventh Series have the right to exchange their shares of Seventh Series on the effective date of the Redemption Event for Exchange Preferred Stock of the Corporation and Mirror Preferred Stock of the issuer of the Redemption Securities. The sum of the initial liquidation preferences of the shares of Exchange Preferred and Mirror Preferred Stock delivered in exchange for a share of Seventh Series will equal the Liquidation Preference of a share of Seventh Series on the effective date of the Redemption Event. The Mirror Preferred Stock will have an aggregate initial liquidation preference equal to the product of the aggregate Liquidation Preference of the shares of Seventh Series exchanged therefor and the quotient of (x) the product of the amount of shares of the Redeemable Capital Stock for which each share of Seventh Series is then convertible to be redeemed (determined immediately prior to the effective date of the Redemption Event) and the average of the daily Closing Prices of the Redeemable Capital Stock for the period of ten consecutive trading days ending on the third trading day prior to the effective date of the Redemption Event, divided by (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the shares of stock or other securities or property (other than the Redeemable Capital Stock being redeemed) that would have been receivable by a holder of Seventh Series upon conversion thereof immediately prior to the effective date of the Redemption Event (such fair value to be determined in the case of stock or other securities with a Closing Price in the same manner as provided in clause (x) and otherwise by the Board of Directors in the exercise of its judgment). The shares of Exchange Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Liquidation Preference of the shares of Seventh Series exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock. No shares of Exchange Preferred Stock will be issued in exchange for the Seventh Series if the shares of Exchange Preferred Stock would have no Liquidation Preference as a result of the above formula.

(I) If the Corporation effects a Spin Off, the Corporation shall make appropriate provision so that the holders of the Seventh Series have the right to exchange their shares of Seventh Series on the effective date of the Spin Off for Exchange Preferred Stock of the Corporation and Mirror Preferred Stock of the issuer of the Spin Off Securities. The sum of the initial liquidation preference of the shares of Exchange Preferred Stock and Mirror Preferred Stock delivered in exchange for a share of Seventh Series will equal the Liquidation Preference of a share of Seventh Series on the effective date of the Spin Off. The Mirror Preferred Stock will have an aggregate liquidation preference equal to the product of the aggregate Liquidation Preference of the shares of Seventh Series exchanged therefor and the quotient of (x) the product of the number (or fraction) of Spin Off Securities that would have been receivable upon such Spin Off by a holder of the number of shares of Voting Common Stock issuable upon conversion of a share of Seventh Series immediately prior to the effective date of the Spin Off and the average of the daily Closing Prices of the Spin Off Securities for the period of ten consecutive trading days commencing on the tenth trading day following the effective date of the Spin Off, divided by (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the shares of Voting Common Stock and other securities or property (other than Spin Off Securities) that would have been receivable by a holder of a share of Seventh Series in the Spin Off following conversion thereof immediately prior to the effective date of the Spin Off (such fair value to be determined in the case of Voting Common Stock or other securities with a Closing Price in the same manner as provided in clause (x) and otherwise by the Board of Directors in the exercise of its judgment). The shares of Exchange Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Liquidation Preference of the shares of Seventh Series exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock. No shares of Exchange Preferred Stock will be issued in exchange for the

Seventh Series if the shares of Exchange Preferred Stock would have no Liquidation Preference as a result of the above formula. From and after the effective date of such Spin Off, the holders of any shares of Seventh Series that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock as provided above shall have no conversion rights under these provisions with respect to such Spin Off Securities.

(vi) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Voting Common Stock on the conversion of Seventh Series; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Voting Common Stock in a name other than that of the registered holder of Seventh Series converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(d) Liquidation Rights. Subject to prior payment of preferred amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation the holders of the Seventh Series will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of the assets shall be made to the holders of the Corporation Common Stock or any other class or series of stock ranking junior to the Seventh Series upon liquidation, the sum of U.S. $1,000 per share (the “Liquidation Preference”), plus in each case any accumulated unpaid dividends (whether or not declared), to the date of final distribution. If upon any liquidation, dissolution or winding up of the Corporation the amounts payable with respect to the Seventh Series and any other Parity Stock are not paid in full, the holders of the Seventh Series and such Parity Stock will share ratably in any distribution of assets in proportion to the full preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Seventh Series shall not be entitled to any further participation in any distribution of assets by the Corporation. A consolidation or merger of the Corporation with or into one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger), or a sale, lease or exchange of all or substantially all of the assets of the Corporation, shall not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation. Notice of a liquidation, dissolution or winding up of the Corporation shall be filed at each office or agency maintained for the purpose of conversion of the Seventh Series, and shall be mailed to the holders of Seventh Series at their last addresses as they shall appear on the stock transfer books of the Corporation, at least 20 business days before any such action, stating the date on which any such action is expected to become effective. The failure to give or receive the notice required by this section or any defect therein shall not affect the legality or validity of any such action.

(e) Redemption.

(i) General. The Corporation may at its option redeem the Seventh Series in whole or in part at any time or from time to time, at a redemption price equal to the Liquidation Preference per share of Seventh Series, plus any accumulated unpaid dividends (whether or not declared) up to but excluding such redemption date. If less than all the outstanding Seventh Series is to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot, or by such other method as may be determined by the Board of Directors to be equitable, without regard to whether the shares to be redeemed are convertible into Series 1 Common Stock or Series 2 Common Stock. Shares so redeemed shall be cancelled and upon such cancellation shall be deemed to be authorized and unissued shares of Preferred Stock, without par value, of the Corporation but shall not be reissued as shares of the same series.

(ii) Mandatory Redemption. To the extent permitted by law, the Corporation shall redeem, on November 23, 2008 (or, if such day is not a Business Day, on the first Business Day thereafter) (subject to extension as provided in the last sentence of this Section 10.7(e)(ii), the “Mandatory Redemption Date”), all remaining shares of Seventh Series then outstanding, at the redemption price of $1,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the Mandatory Redemption Date. Prior to authorizing or making such redemption with respect to the Seventh Series, the Corporation, by resolution of the Board of Directors shall, to the extent of funds legally available therefor, declare a dividend on the Seventh Series payable on the Mandatory Redemption Date in an amount equal to any accrued and unpaid dividends on the Seventh Series as of such date and, if the Corporation does not have sufficient legally available funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the redemption price. After paying any accrued and unpaid dividends pursuant to the foregoing sentence, if the funds of the Corporation legally available for redemption of shares of the Seventh Series then required to be redeemed are insufficient to redeem the total number of such shares then outstanding, those funds which are legally available shall be used to redeem the maximum possible number of shares of the Seventh Series. At any time and from time to time thereafter, when additional funds of the Corporation are legally available to discharge its obligation to redeem all of the outstanding shares of Seventh Series required to be redeemed pursuant to this section (the “Mandatory Redemption Obligation”), such funds shall be immediately used to discharge such Mandatory Redemption Obligation until the balance of such shares have been redeemed. If and so long as the Mandatory Redemption Obligation shall not be fully discharged, (x) dividends on any remaining outstanding shares of Seventh Series shall continue to accrue and be added to the dividend payable pursuant to the third preceding sentence and

(y) the Corporation shall not declare or pay any dividend or make any distribution on any Parity Stock or Junior Stock. With respect to any Exchange Preferred Stock or Mirror Preferred Stock, the Mandatory Redemption Date shall be the later to occur of (i) November 23, 2008, and (ii) the fifth anniversary of the date of issuance of such Exchange Preferred Stock or Mirror Preferred Stock.

(iii) Notice. The Corporation will provide notice of any redemption of shares of Seventh Series to holders of record of the Seventh Series to be redeemed not less than 30 nor more than 60 days prior to the date fixed for such redemption. Such notice shall be provided by first-class mail postage prepaid, to each holder of record of the Seventh Series to be redeemed, at such holder’s address as it appears on the stock transfer books of the Corporation. Each such mailed notice shall state, as appropriate, the following:

(A) the redemption date;

(B) the number of shares of Seventh Series to be redeemed and, if fewer than all the shares held by any holder are to be redeemed, the number of such shares to be redeemed from such holder;

(C) the redemption price;

(D) the place or places where certificates for such shares are to be surrendered for redemption;

(E) the amount of full cumulative dividends per share of Seventh Series to be redeemed accrued and unpaid up to but excluding such redemption date, and that dividends on shares of Seventh Series to be redeemed will cease to accrue on such redemption date unless the Corporation shall default in payment of the redemption price plus such full cumulative dividends accrued and unpaid thereon;

(F) the name and location of any bank or trust company with which the Corporation will deposit redemption funds pursuant to subsection (v) below;

(G) the then effective Conversion Price (as determined under Section 10.7(c)); and

(H) that the right of holders to convert shares of Seventh Series to be redeemed will terminate at the close of business on the date fixed for redemption (unless the Corporation shall default in the payment of the redemption price and such full cumulative dividends accrued and unpaid thereon).

Any notice that is mailed as set forth above shall be conclusively presumed to have been duly given, whether or not the holder of shares of Seventh Series receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Seventh Series.

(iv) Mechanics of Redemption. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer if so required by the Corporation), the holders of record of such shares shall be entitled to receive the redemption price, without interest, plus full cumulative dividends thereon accrued and unpaid up to but excluding such redemption date out of funds legally available therefor. If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the holder thereof.

(v) Redemption Funds. On the date of any redemption being made pursuant to this section, the Corporation shall, and at any time after notice of such redemption shall have been mailed and before the date of redemption the Corporation may, deposit for the benefit of the holders of shares of Seventh Series to be redeemed the funds necessary for such redemption with a bank or trust company in the City of New York having a capital and surplus of at least $1 billion, with instructions to such bank or trust company to pay the full redemption amounts as provided herein to the holders of shares of Seventh Series upon surrender of certificates for such shares; provided, however, that the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Seventh Series so redeemed shall look only to the Corporation for the payment of the full redemption amounts, as provided herein.

(vi) Rights After Redemption. Notice of redemption having been given as aforesaid, upon the deposit pursuant to subsection (v) of the full redemption amounts as provided herein in respect of all shares of Seventh Series then to be redeemed, notwithstanding that any certificates for such shares shall not have been surrendered in accordance with subsection (iv), from and after the date of redemption designated in the notice of redemption: (A) the shares represented thereby shall no longer be deemed outstanding, (B) the rights to receive dividends thereon shall cease to accrue and (C) all rights of the holders of such shares of Seventh Series shall cease and terminate, excepting only the right to receive the full redemption amounts as provided herein without interest thereon. If the funds deposited are not sufficient for redemption of the shares of the Seventh Series that were to be redeemed, then no certificates evidencing such shares shall be deemed surrendered and such shares shall remain outstanding and the rights of holders of shares of Seventh Series shall continue to be those of holders of shares of the Seventh Series.

(vii) Restrictions on Redemption and Purchase. Any provision of this section to the contrary notwithstanding, in the event that any quarterly dividend payable on the Seventh Series shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Parity Stock or Junior Stock unless all outstanding shares of Seventh Series are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Seventh Series or any Parity Stock or Junior Stock except (A) by conversion into or exchange for stock ranking junior as to dividends or (B) in accordance with a purchase or exchange offer made by the Corporation to all holders of record of Seventh Series and such Parity Stock upon the same terms as to holders of any series and, in the case of offers relating to more than one series, upon such terms as the Board of Directors or, to the extent permitted by applicable law, any authorized committee thereof, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series of stock, determines will result in fair and equitable treatment as between such series, which determination shall be conclusive.

(f) Advance Notice of Certain Transactions. If the Corporation: (i) takes any action which would require any adjustment to the Conversion Price or the number of shares issuable upon a Conversion; (ii) is a party to a consolidation, merger or binding share exchange, or transfers all or substantially all of its assets to another person or entity, and any stockholders of the Corporation must approve the transaction; or (iii) voluntarily or involuntarily dissolves, liquidates or winds up, then, in any such event, the Corporation shall give to the holders of record of the Seventh Series, at least 10 days prior to any record date or other date set for definitive action if there shall be no record date, a written notice by first class mail, postage prepaid, to such holders at their last address as shown upon the stock transfer books of the Corporation, stating the record date for and anticipated effective date of such action or event and, if applicable, whether the Corporation will adjust the Conversion Price or the number of shares issuable upon a Conversion. Notwithstanding the foregoing, notice shall be given no later than the time any required notice of such action or event is given to the holders of Corporation Common Stock.

(g) Reservation of Shares. The Corporation shall at all times keep available and reserved for the purpose of issuance upon conversion of shares of Seventh Series the number of shares of its Voting Common Stock required for conversion of the outstanding and any reserved shares of the Seventh Series. The Corporation shall take all corporate and other actions necessary to ensure that all shares of Voting Common Stock issuable on conversion of Seventh Series will upon issuance be duly and validly authorized and issued, fully paid and nonassessable.

(h) Certain Protective Provisions. If at any time the full cumulative dividends on shares of the Seventh Series have not been paid or declared and set aside for payment for the current and all past quarterly dividend periods, the Corporation (a) will not declare, or pay, or set apart for payment any dividends or make any distribution, on any class or series of Parity Stock or Junior Stock; (b) will not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of any class or series of Parity Stock or Junior Stock; provided that notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of Junior Stock in exchange for, or out of the net cash proceeds from the substantially simultaneous sale of, other shares of Junior Stock; and (c) will not redeem pursuant to redemption rights in the terms of such stock any Parity Stock unless at the same time it redeems all the shares of the Seventh Series.

(i) Voting Rights. Except as otherwise required by law, each outstanding share of the Seventh Series shall be entitled to vote on all matters in respect of which the holders of the Voting Common Stock of the Corporation are entitled to vote, and the holders of the Seventh Series shall vote together with the holders of all other classes or series of capital stock that have general voting power on all such matters as a single class; provided, however, that the affirmative vote or consent of two-thirds of the votes to which the holders of the outstanding shares of the Seventh Series are entitled shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any or the provisions of the Articles of Incorporation or of any amendment thereto (including any certificate of designation or any similar document relating to any series of Preferred Stock of the Corporation), which would materially and adversely affect the voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Seventh Series; provided, however, that neither (i) the creation, issuance, or increase in the amount of authorized shares of any series of Preferred Stock nor (ii) the consummation of any transaction described in Section 10.7(c) in which the voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Seventh Series are addressed as contemplated by such section will (in either such case) be deemed to materially and adversely affect such voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Seventh Series.

On each matter to be voted on by the holders of the Seventh Series, each outstanding share of the Seventh Series is entitled to a number of votes equal to the number of votes that could be cast with respect to such matter by the holder of that number of shares of the series of Voting Common Stock into which such share of Seventh Series could be converted if the requirements for conversion under Section 10.7(c)(iii) had been satisfied by such voting party on the record date for determining the shareholders of the Corporation who are entitled to vote with respect to such matter.

(j) Definitions. As used in this Section 10.7 only:

(i) the term “Affiliate” has the meaning given to such term in the Restructuring Agreement;

(ii) the term “Cable Holder” means any of (A) TeleCommunications, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation, or Cox Communications, Inc., a Delaware corporation, (B) any Affiliate of an entity identified in clause (A) of this definition, (C) any successor by operation of law of an entity identified in clauses (A) or (B) of this definition or (D) any entity controlled by two or more entities identified in clauses (A) through (C) of this definition or this clause (D) even if such entity is not considered an Affiliate of any individual entity so identified;

(iii) the term “close of business” means 5:00 p.m. local New York City time on a Business Day;

(iv) the term “Closing Price” for a security, on any day, means the last sale price, regular way, per share of such security as reported on the New York Stock Exchange on such day, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of such security on the New York Stock Exchange, in either case as reported on the New York Stock Exchange Composite Transactions Tape, or if such security is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which such security is then listed or admitted to trading, or if such security is not then listed or admitted to trading on any national securities exchange, as quoted through the National Market tier of the NNM;

(v) “Convertible Securities” means any or all options, warrants, securities and rights which are convertible into or exercisable or exchangeable for Voting Common Stock at the option of the holder thereof, or which otherwise entitle the holder thereof to subscribe for, purchase or otherwise acquire Voting Common Stock.

(vi) “Current Market Price”, on the Determination Date for any issuance of rights or warrants or any distribution in respect of which the Current Market Price is being calculated, means the average of the daily Closing Prices of the Series 1 Common Stock for the shortest of:

(A) the period of 30 consecutive Trading Days commencing 45 Trading Days before such Determination Date;

(B) the period commencing on the date next succeeding the first public announcement of the issuance of rights or warrants or the distribution in respect of which the Current Market Price is being calculated and ending on the last full Trading Day before such Determination Date; and

(C) the period, if any, commencing on the date next succeeding the Ex-Dividend Date with respect to the next preceding issuance of rights or warrants or distribution for which an adjustment is required by the provisions of clause (4) of the first sentence of Section 10.7(c)(v)(A), Section 10.7(c)(v)(B) or Section 10.7(c)(v)(C), and ending on the last full Trading Day before such Determination Date.

If the record date for an issuance of rights or warrants or a distribution for which an adjustment is required by the provisions of clause (4) of the first sentence of Section 10.7(c)(v)(A), Section 10.7(c)(v)(B) or Section 10.7(c)(v)(C) (the “preceding adjustment event”) precedes the record date for the issuance or distribution in respect of which the Current Market Price is being calculated and the Ex-Dividend Date for such preceding adjustment event is on or after the Determination Date for the issuance or distribution in respect of which the Current Market Price is being calculated, then the Current Market Price shall be adjusted by deducting therefrom the fair market value (on the record date for the issuance or distribution in respect of which the Current Market Price is being calculated), as determined in good faith by the Board of Directors, of the capital stock, rights, warrants, assets or evidences of indebtedness issued or distributed in respect of each share of Series 1 Common Stock in such preceding adjustment event. Further, in the event that the Ex-Dividend Date (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which clauses (1), (2), (3) or (4) of the first sentence of Section 10.7(c)(v)(A) applies occurs during the period applicable for calculating the Current Market Price, then the Current Market Price shall be calculated for such period in a manner determined in good faith by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Prices of the Series 1 Common Stock during such period.

For purposes of this Section 10.7, the Current Market Price of a share of Series 2 Common Stock as of any Determination Date shall be the Current Market Price of a share of Series 1 Common Stock as of such Determination Date;

(vii) “Determination Date” for any issuance of rights or warrants or any distribution to which Section 10.7(c)(v)(B) or 10.7(c)(v)(C) applies means the earlier of (A) the record date for the determination of stockholders entitled to receive the rights or warrants or the distribution to which such section applies and (B) the Ex-Dividend Date for such right, warrants or distribution;

(viii) “Exchange Preferred Stock” means a series of convertible preferred stock of the Corporation having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the judgment of the Board of Directors, to those of the Seventh Series for which such Exchange Preferred Stock is exchanged, except that (A) the liquidation preference will be determined as provided in Section 10.7(c)(v)(H) or Section 10.7(c)(v)(I), as applicable, (B) the running of any time periods pursuant to the terms of the Seventh Series shall be tacked to the corresponding time periods in the Exchange Preferred Stock and (C) the Exchange Preferred Stock will not be convertible into, and the holders will have no conversion rights thereunder with respect to, (x) in the case of a redemption of Redeemable Capital Stock, the Redeemable Capital Stock redeemed, or the Redemption Securities issued, in the Redemption Event, and (y) in the case of a Spin Off, the Spin Off Securities;

(ix) “Ex-Dividend Date” shall mean the date on which “ex-dividend” trading commences for a dividend, an issuance of rights or warrants or a distribution to which any of Section 10.7(c)(v)(A), Section 10.7(c)(v)(B) or Section 10.7(c)(v)(C) applies in the over-the-counter market or on the principal exchange on which the Series 1 Common Stock is then quoted or listed;

(x) the term “Initial Conversion Price” shall be an amount equal to $30.7466.

(xi) the term “Junior Stock” means any stock ranking junior as to dividends or upon liquidation, dissolution or winding up to the Seventh Series;

(xii) the term “Mirror Preferred Stock” means convertible preferred stock issued by (A) in the case of a redemption of Redeemable Capital Stock, the issuer of the applicable Redemption Securities, and (B) in the case of a Spin Off, the issuer of the applicable Spin Off Securities and having terms, designations, conditions, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the judgment of the Board of Directors, to those of the Seventh Series for which such Mirror Preferred Stock is exchanged, except that (1) the liquidation preference will be determined as provided in Section 10.7(c)(v)(H) or Section 10.7(c)(v)(I), as applicable, (2) the running of any time periods pursuant to the terms of the Seventh Series shall be tacked to the corresponding time periods in the Mirror Preferred Stock and (3) the Mirror Preferred Stock shall be convertible into the kind and amount of Redemption Securities or Spin Off Securities, as applicable, and other securities and property that the holder of a share of Seventh Series in respect of which such Mirror Preferred Stock is issued pursuant to the terms hereof would have received (x) in the case of the redemption of Redeemable Capital Stock, upon such redemption had such share of Seventh Series been converted immediately prior to the effective date of the Redemption Event and (y) in the case of a Spin Off, in such Spin Off had such share of Seventh Series been converted immediately before the record date for such Spin Off;

(xiii) the term “Parity Stock” means any stock ranking on a parity as to dividends or upon liquidation, dissolution or winding up with the Seventh Series;

(xiv) the term “record date” means such date as from time to time fixed by the Board of Directors with respect to the receipt of dividends, the receipt of a redemption price upon redemption or the taking of any action or exercise of any voting rights;

(xv) the term “Redeemable Capital Stock” means a class or series of capital stock of the Corporation that provides by its terms a right in favor of the Corporation to call, redeem, exchange or otherwise acquire all of the outstanding shares or units of such class or series;

(xvi) the term “Redemption Securities” means, with respect to the redemption of any Redeemable Capital Stock, stock of a Subsidiary of the Corporation that is distributed by the Corporation in payment, in whole or in part, of the redemption price of such Redeemable Capital Stock;

(xvii) the term “Restructuring Agreement” means that Restructuring and Merger Agreement, dated as of May 26, 1998, among the Corporation, Tele-Communications, Inc., Comcast Corporation, Cox Communications, Inc. and certain of their respective Affiliates;

(xviii) the term “Spin Off” means the distribution of stock of a Subsidiary of the Corporation as a dividend to all holders of Voting Common Stock.

(xix) the term “Spin Off Securities” means stock of a Subsidiary of the Corporation that is distributed to holders of Voting Common Stock in a Spin Off.

(xx) the term “Subsidiary” means, with respect to any person, any corporation, limited liability company, partnership or other legal entity more than 50% of whose outstanding voting securities or membership, partnership or other ownership interests, as the case may be, are directly or indirectly owned by such person.

(xxi) the term “Trading Day” means a day on which the principal national securities exchange on which the Series 1 Common Stock is listed or admitted to trading, or the NNM, as applicable, if the Series 1 Common Stock is not listed or admitted to trading on any national securities exchange, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if the Series 1 Common Stock is not listed or admitted to trading on any national securities exchange or the NNM, any Business Day; and

(xxii) the term “Transfer” means any act pursuant to which, directly or indirectly, the ownership of the assets or securities in question is sold, transferred, conveyed, delivered or otherwise disposed, but shall not include (a) any grant of Liens or (b) any conversion or exchange of any security of the Corporation pursuant to a merger or other business combination involving the Corporation.

Section 10.8. Preferred Stock- Ninth Series Zero Coupon Convertible Preferred Stock Due 2013

(a) Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a class of preferred stock designated as the “Ninth Series Zero Coupon Convertible Preferred Stock Due 2013” (hereinafter, the “Ninth Series”). The shares constituting such series shall number 232,745. The liquidation preference of the Ninth Series shall increase to $1,000 per share on the Mandatory Redemption Date.

(b) Rank. The Ninth Series shall, with respect to payments of dividends, if any, and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank: (i) senior to (A) all classes of Corporation Common Stock and (B) any capital stock of the Corporation that expressly provides that it will be junior to the Ninth Series as to dividends, including the Sixth Series, and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to herein, together with all classes of Corporation Common Stock, as the “Junior Securities”); (ii) on a parity with (A) the Seventh Series and (B) each class of capital stock or series of Preferred Stock hereafter created by the Board of Directors the terms of which expressly provide that such class or series will rank on a parity with the Ninth Series as to dividend rights and rights upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Securities”); (iii) subject to Ninth Series Approval Rights (as defined in subparagraph (f)(ii)(A)), junior to each class of capital stock or series of Preferred Stock hereafter created by the Corporation, the terms of which have been approved by the Holders in accordance with subparagraph (f)(ii)(A) and which expressly provide that such class or series will rank senior to the Ninth Series as to dividend rights and rights upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Senior Securities”).

(c) Dividends and Liquidation Preference. (i) Other than the Special Dividend described in subparagraph (i)(i) hereof, Holders shall not be entitled to receive dividends on the Ninth Series. The Liquidation Preference on the Ninth Series will accrete from the Effective Date at an annual rate of 9.25%, compounded quarterly on each March 23, June 23, September 23 and December 23, commencing on the first such date following the Effective Date, and shall be determined as set forth in the definition of “Liquidation Preference” in this Section 10.8. The Liquidation Preference shall cease to accrete in respect of the Ninth Series on the Mandatory Redemption Date or on the date of its earlier redemption, repurchase or conversion unless the Corporation shall have failed to pay the relevant redemption price or repurchase price or effect any such conversion on the date fixed for any such redemption, repurchase or conversion.

(ii) Unless the Corporation is not in default in respect of its obligations described in paragraphs (e)(ii) or (g) hereof, (w) no dividend (other than a dividend payable solely in shares of Junior Securities or options, warrants or rights to purchase Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Parity Securities or Junior Securities, (x), no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any Parity Securities or Junior Securities, (y) no Parity Securities or Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Parity Securities or Junior Securities or a purchase, redemption or other acquisition from the proceeds of a substantially concurrent sale of Junior Securities, and the repurchase of Junior Securities (including options, warrants or other rights to acquire such Junior Securities) from employees or former employees of the Corporation or its subsidiaries for consideration not to exceed $500,000 in the aggregate in any fiscal year) by the Corporation or any of its subsidiaries, and (z) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any Parity Securities or Junior Securities by the Corporation or any of its subsidiaries.

(d) Liquidation Rights. (i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment in full of the liquidation preference (and any accrued and unpaid dividends) on any Senior Securities, each Holder will be entitled, on an equal basis with the holders of any outstanding Parity Securities, to payment out of the assets of the Corporation available for distribution of an amount equal to the Liquidation Preference of the shares of the Ninth Series held by such Holder, to the date fixed for liquidation, dissolution or winding up, before any distribution is made on any Junior Securities, including, without limitation, the Corporation Common Stock. Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, unless such sale, conveyance, exchange, transfer, consolidation or merger shall be in connection with a liquidation, dissolution or winding-up of the business of the Corporation or reduction or decrease in capital stock.

(ii) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Ninth Series and all other Parity Securities are not paid in full, the Holders and holders of Parity Securities shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled. After payment of the full amount of the Liquidation Preference to which they are entitled, the Holders shall not be entitled to any further participation in any distribution of assets of the Corporation.

(e) Redemption. (i) Optional Redemption. (A) The shares of the Ninth Series may be redeemed (subject to contractual and other restrictions and the legal availability of funds therefor) at any time (any such date, an “Optional Redemption Date”), at the Corporation’s option, in whole or in part, in the manner provided in subparagraph (e)(iii), at a redemption price equal to the Liquidation Preference thereof on the Optional Redemption Date, upon not less than 7 days’ notice of redemption given by mail to the Holders; provided that the Corporation may condition consummation of any such optional redemption (if it is to be effected by a redemption of shares of the Ninth Series for cash) on the occurrence of any event and/or satisfaction of any condition identified as such in the relevant Redemption Notice to the Holders, and may withdraw such Redemption Notice (and thereby terminate its obligation to effect such optional redemption) by written notice to that effect given by mail to the Holders at least 3 days prior to the relevant Optional Redemption Date. If not so withdrawn, such redemption will no longer be conditional. The Corporation may, at its option, in lieu of paying the redemption price in cash, pay the redemption price or a portion thereof in Series 1 Common Stock or in a combination of cash and Series 1 Common Stock.

(B) In the event of a redemption pursuant to subparagraph (e)(i)(A) hereof of only a portion of the then outstanding shares of the Ninth Series, the Corporation shall effect such redemption as it determines, pro rata according to the number of shares of the Ninth Series held by each Holder, provided that the Corporation may redeem such shares held by any Holder of fewer than 100 shares of the Ninth Series by lot or otherwise without regard to such pro rata redemption requirement, as may be determined by the Corporation in its sole discretion.

(ii) Mandatory Redemption. The shares of the Ninth Series will be subject to mandatory redemption (subject to the legal availability of funds therefor but without regard to any contractual or other restrictions with respect thereto), in the manner provided in subparagraph (e)(iii), in whole on the Mandatory Redemption Date, at a redemption price equal to the Liquidation Preference thereof on the Mandatory Redemption Date. The Corporation may, at its option, in lieu of paying the redemption price in cash, pay the redemption price or a portion thereof in Series 1 Common Stock or in a combination of cash and Series 1 Common Stock.

(iii) Procedures for Redemption. (A) At least 7 days prior to the date fixed for any redemption of the Ninth Series, written notice (the “Redemption Notice”) shall be given by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Ninth Series at such Holder’s address as the same appears on the stock transfer books of the Corporation, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of the Ninth Series to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

(1) whether the redemption is pursuant to subparagraph (e)(i)(A) or (e)(ii) hereof;

(2) the redemption price expressed as a percentage of the Liquidation Preference;

(3) whether all or less than all the outstanding shares of the Ninth Series are to be redeemed and the total number of shares of the Ninth Series being redeemed;

(4) the number of shares of the Ninth Series held, as of the appropriate record date, by the Holder that the Corporation intends to redeem;

(5) the date fixed for redemption;

(6) that the Holder is to surrender to the Corporation, at the place or places where certificates for shares of the Ninth Series are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of the Ninth Series to be redeemed; and

(7) that the Liquidation Preference of shares of the Ninth Series to be redeemed shall cease to accrete on such Redemption Date unless the Corporation defaults in the payment of the redemption price.

(B) Each Holder shall surrender the certificate or certificates representing such shares of the Ninth Series to the Corporation, duly endorsed if required, in the manner and at the place designated in the Redemption Notice. The full redemption price for such shares of the Ninth Series shall be payable in cash and/or Series 1 Common Stock, at the option of the Corporation, to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(C) On and after any Redemption Date, provided that the Corporation has made available at the office of the Transfer Agent a sufficient amount of cash or securities to effect the redemption, the Liquidation Preference will cease to accrete on the Ninth Series called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as Holders shall cease except the right to receive the cash and/or Series 1 Common Stock deliverable upon such redemption, without interest from the Redemption Date.

(f) Voting Rights. (i) Holders, except as otherwise required under Kansas law or as set forth below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

(ii) (A) So long as any shares of the Ninth Series are outstanding, the Corporation shall not authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible or exchangeable into or evidencing a right to purchase shares of any class or series of Senior Securities without the affirmative vote or consent of the Holders of a majority of the then outstanding shares of the Ninth Series, except that the Corporation may issue shares of Senior Securities without the approval of such Holders in exchange for, or the proceeds of which are used to redeem or repurchase, all shares of the Ninth Series then outstanding (or less than all such shares pursuant to a partial redemption made in accordance with subparagraph (e)(i) or repurchase that is made available to all Holders on a pro rata basis) or any debt of the Corporation (such approval rights, herein referred to as “Ninth Series Approval Rights”); provided that, solely in the case of Senior Securities issued in exchange for, or the proceeds of which are used to redeem or repurchase, less than all shares of the Ninth Series then outstanding, the aggregate liquidation preference of such Senior Securities shall not exceed the aggregate Liquidation Preference of, premium and accrued and unpaid dividends on, and expenses in connection with the refinancing of, the shares of the Ninth Series so exchanged, redeemed or repurchased.

(B) So long as any shares of the Ninth Series are outstanding, the Corporation shall not amend these Articles of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders, or to authorize the issuance of any additional shares of the Ninth Series, without the affirmative vote of at least a majority of the outstanding shares of the Ninth Series, voting separately as one class, given in person or by proxy, by resolution adopted at an annual or special meeting.

(C) Except as set forth in subparagraph (f)(ii)(B) hereof, (1) the creation, authorization or issuance of any shares of any Junior Securities or Parity Securities, or (2) the increase or decrease in the amount of authorized capital stock of any class, including any Preferred Stock, shall not require the consent of the Holders and shall not, unless not complying with subparagraph (f)(ii)(B) hereof, be deemed to affect adversely the rights, preferences, privileges or voting rights of the Holders.

(iii) (A) If (1) the Corporation fails to comply with its obligations set forth in paragraph (g) hereof or (2) the Corporation defaults in the payment of the Liquidation Preference of any share of the Ninth Series payable on the Mandatory Redemption Date, then the number of Directors constituting the Board of Directors shall be immediately and automatically adjusted to permit the Holders of a majority of the then outstanding shares of the Ninth Series, voting separately as one class, to elect two Directors. Each event described in clauses (1) and (2) of this subparagraph (f)(iii)(A) is a “Voting Rights Triggering Event.”

(B) The right of the Holders voting separately as one class to elect two Directors as described in subparagraph (f)(iii)(A) shall continue until such time as (1) in the event such right arises due to failure by the Corporation to comply with its obligations set forth in paragraph (g), the Corporation remedies any such failure and (2) in the event such right arises due to a default by the Corporation in the payment of the Liquidation Preference of any share of the Ninth Series on the Mandatory Redemption Date, the Corporation remedies such default, at which time the term of any Directors elected pursuant to subparagraph (f)(iii)(A) hereof shall terminate and the number of Directors constituting the Board of Directors shall be reduced to the number necessary to reflect the termination of the right of the Holders to elect Directors, subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any future Voting Rights Triggering Event. At any time after voting power to elect Directors shall have become vested and be continuing in the Holders pursuant to subparagraph (f)(iii)(A) hereof, or if vacancies shall exist in the offices of Directors elected by the Holders, a proper officer of the Corporation may, and upon the written request of the Holders of record of at least 25% of the shares of the Ninth Series then outstanding addressed to the Secretary of the Corporation shall, call a special meeting of the Holders, for the purpose of electing the Directors which such Holders are entitled to elect. If such meeting shall not be called by the proper officer of the Corporation within 30 days after personal service of said written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of the Ninth Series may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders or such other place in the United States as shall be designated in such notice. Notwithstanding the provisions of this subparagraph (f)(iii)(B), no such special meeting shall be called if any such request is received less than 40 days before the date fixed for the next ensuing annual or special meeting of stockholders of the Corporation. Any Holder so designated shall have, and the Corporation shall provide to such designated Holder, access to the lists of Holders for purposes of calling a meeting pursuant to the provisions of this subparagraph (f)(iii)(B).

(C) At any meeting held for the purpose of electing Directors at which the Holders shall have the right, voting separately as one class, to elect Directors as aforesaid, the presence in person or by proxy of Holders of at least a majority of the outstanding shares of the Ninth Series shall be required to constitute a quorum of the Ninth Series.

(D) Any vacancy occurring in the office of a Director elected by the Holders may be filled by the remaining Director elected by such Holders unless and until such vacancy shall be filled by such Holders.

(iv) In any case in which the Holders shall be entitled to vote pursuant to this paragraph (f) or pursuant to Kansas law, each Holder shall be entitled to one vote for each share of the Ninth Series held. Any action that may be taken hereunder by the Holders at a meeting may be taken by unanimous written consent of the Holders.

(g) Change of Control. (i) A Change of Control shall be deemed to have occurred at such time after the Effective Date if there shall occur:

(x) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Corporation entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Corporation entitled to vote generally in elections of Directors, other than any such acquisition by the Corporation, any subsidiary of the Corporation or any employee benefit plan of the Corporation; or

(y) any consolidation of the Corporation with, or merger of the Corporation into, any other Person, any merger of another Person into the Corporation, or any sale or transfer of all or substantially all of the assets of the Corporation to another Person (other than (a) any such transaction (A) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Corporation Common Stock and (B) pursuant to which holders of Corporation Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock (or equivalent unit of ownership interest) entitled to vote generally in the election of Directors (or other equivalent governing body) of the continuing or surviving Person immediately after such transaction and (b) any merger which is effected solely to change the jurisdiction of incorporation of the Corporation and results in a reclassification, conversion or exchange of outstanding shares of Corporation Common Stock solely into Common Shares of the surviving entity in such merger);

provided, however, that a Change of Control shall not be deemed to have occurred if either (a) the closing price per share of the Series 1 Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control (in the case of a Change of Control under clause (x) above) or ending immediately before the Change of Control (in the case of a Change of Control under clause (y) above) shall equal or exceed 105% of the effective conversion price in effect on each such Trading Day (i.e., the Liquidation Preference on such Trading Day, divided by the Conversion Rate in effect on such Trading Day), or (b) all of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of Common Shares (or equivalent securities) traded on a national or regional securities exchange or quoted on the NNM and as a result of such transaction or transactions the Ninth Series becomes convertible solely into such Common Shares (or equivalent securities).

“Beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act.

(ii) Within 30 days after the occurrence of any Change of Control, the Corporation shall mail a notice (by first class mail, postage prepaid) to each Holder (the “Change of Control Corporation Notice”) with a copy to the Transfer Agent stating that a Change of Control has occurred and that a special tender right has arisen as a result thereof.

(iii) (A) If a Change of Control occurs, the Corporation shall be required to make an offer (a “Change of Control Offer”) to each Holder to acquire any or all of such Holder’s shares of the Ninth Series on a date (an “Acquisition Date”) that is not more than 45 days after the date of the Change of Control at a tender price equal to the Liquidation Preference thereof on the Acquisition Date. The Corporation may, at its option, in lieu of paying the tender price in cash, pay the tender price or a portion thereof in Series 1 Common Stock or in a combination of cash and Series 1 Common Stock.

(B) To exercise the special tender right set forth in subparagraph (g)(iii)(A), a Holder must deliver on or before the 30th day after the date of the Change of Control Corporation Notice written notice to the Transfer Agent of the Holder’s exercise of such right, together with, in the case of shares of the Ninth Series held in definitive form, the Ninth Series certificates with respect to which the right is being exercised. In the case of shares of the Ninth Series held in book entry form, the applicable procedures of the depositary for the shares of Ninth Series with respect to redemption of shares by an issuer will apply. Any such notice by the Holder may be withdrawn by the Holder by a written notice of withdrawal delivered to the Transfer Agent prior to the close of business on the Acquisition Date. The notice of withdrawal shall state the number of shares of the Ninth Series and the certificate numbers of the Ninth Series certificates as to which the withdrawal notice relates and the number of shares, if any, which remain subject to the Holder’s notice of exercise.

(C) With respect to any Change of Control, the Change of Control Corporation Notice shall also specify (w) the tender price and the purchase date, which shall be 45 days after the date of the Change of Control Corporation Notice; (x) that the Liquidation Preference of any shares of the Ninth Series not tendered or converted will continue to accrete in accordance with the terms hereof; (y) that, unless the Corporation defaults in the payment of the tender price, the Liquidation Preference of all shares of the Ninth Series accepted for payment pursuant to this paragraph (g) shall cease to accrete on and after the Acquisition Date and all rights of the Holders accepted for payment shall terminate on and after the Acquisition Date and (z) a description of the procedures to be followed by such Holder in order to have its shares of the Ninth Series repurchased.

(D) On the Acquisition Date, the Corporation shall, to the extent lawful, (1) accept for payment shares of the Ninth Series tendered pursuant to this paragraph (g) and (2) promptly mail to each Holder of Ninth Series so accepted payment in an amount equal to the tender price for such shares and, unless the Corporation defaults in the payment for the shares of the Ninth Series tendered pursuant to this paragraph (g), the Liquidation Preference shall cease to accrete with respect to the shares of the Ninth Series tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Acquisition Date. The Corporation shall publicly announce the results of its Change of Control Offer on or as soon as practicable after the Acquisition Date.

(iv) (A) The Corporation shall comply with Rule 13e-4 under the Exchange Act and any securities laws and regulations to the extent such laws and regulations are applicable to the repurchase of shares of the Ninth Series in connection with a Change of Control.

(B) In the event the Corporation elects to pay all or a portion of the tender price in Series 1 Common Stock, upon determination of the actual number of shares of Series 1 Common Stock to be paid in lieu of cash in accordance with paragraph (h), the Corporation will publicly announce such determination and file a Current Report on Form 8-K with the Commission containing the information in such public announcement.

(C) If the Transfer Agent holds money or securities sufficient to pay the tender price on the Business Day following the Acquisition Date, then, on and after the Acquisition Date, each share of the Ninth Series tendered to the Corporation will cease to be outstanding and the Liquidation Preference thereon shall cease to accrete whether or not book-entry transfer of such Ninth Series is made or such Ninth Series is delivered to the Transfer Agent, and all other rights of the Holder thereof shall terminate (other than the right to receive the tender price, without interest, upon book-entry transfer or delivery of the Ninth Series certificate).

(D) Notwithstanding the foregoing provisions of this paragraph (g), the Corporation shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this paragraph (g) applicable to a Change of Control Offer made by the Corporation and purchases all shares of the Ninth Series validly tendered and not withdrawn pursuant to this paragraph (g).

(h) Payments in Series 1 Common Stock. (i) If the Corporation elects to pay any redemption price or tender price, in whole or in part, in Series 1 Common Stock, the number of shares to be delivered in respect of the portion of such redemption price or tender price to be paid in Series 1 Common Stock shall be equal to such portion of the redemption price or tender price divided by the Market Price of the Series 1 Common Stock. No fractional shares of Series 1 Common Stock will be delivered upon any acquisition of Ninth Series by the Corporation through the delivery of Series 1 Common Stock in payment, in whole or in part, of the redemption price or tender price. Instead, the Corporation, at its option, will either round up to full shares or pay cash based on the Market Price for all fractional shares of Series 1 Common Stock. The Corporation may elect to pay the redemption price or tender price in Series 1 Common Stock only if the Series 1 Common Stock is listed on a United States national or regional stock exchange or quoted by the NNM.

(ii) At least 23 Trading Days prior to any Redemption Date or Acquisition Date, the Corporation must give notice (a “Corporation Notice”) to the Holders of its intention to pay the redemption price or tender price, or any portion thereof, in Series 1 Common Stock (specifying the percentage thereof). Upon determination of the actual number of shares of Series 1 Common Stock in accordance with the foregoing provisions, the Corporation will publicly announce such determination and file a Current Report on Form 8-K with the Commission containing the information in such public announcement.

(iii) The Corporation’s right to pay the redemption price or tender price (or a portion thereof) in Series 1 Common Stock is subject to: (1) the delivery by the Corporation of a timely Corporation Notice of its election to purchase all or a specified percentage of the Ninth Series with Series 1 Common Stock as provided herein; (2) the registration of resales of the Series 1 Common Stock under the Securities Act, if required for the Series 1 Common Stock to be freely tradeable (assuming the Holder thereof is not an Affiliate of the Corporation); (3) the issuance of such Series 1 Common Stock being in compliance with other applicable federal and state securities laws, if any; and (4) the receipt by the Transfer Agent of an officers’ certificate and an opinion of counsel each stating that (A) the terms of the issuance of the Series 1 Common Stock are in conformity with the terms hereof and (B) the shares of Series 1 Common Stock to be issued by the Corporation in payment of the specified percentage of the tender price or redemption price have been duly authorized and, when issued and delivered pursuant to the terms hereof in payment of the tender price or redemption price, will be validly issued, fully paid and nonassessable, and, in the case of such officers’ certificate, stating that conditions (1), (2) and (3) above have been satisfied (and setting forth the Sale Price of a share of Series 1 Common Stock on each Trading Day during the period during which the Market Price is calculated and ending on the Acquisition Date or Redemption Date as applicable) and, in the case of such opinion of counsel, stating that conditions (2) and (3) above have been satisfied.

If such conditions are not satisfied by the applicable Acquisition Date or Redemption Date, the Corporation will pay the tender price or redemption price on such Acquisition Date or Redemption Date entirely in cash (except as provided in paragraph (g)).

(i) Conversion. (i) A Holder may convert its shares of the Ninth Series into Series 1 Common Stock and cash (as provided below), unless previously redeemed or repurchased, at any time prior to the close of business on December 23, 2013; provided that if a share of the Ninth Series is called for redemption, the Holder may convert it only until the close of business on the applicable Redemption Date unless the Corporation defaults in the payment of the redemption price. Shares of the Ninth Series which a Holder has tendered for acquisition by the Corporation or, as described in paragraph (g), a third party acquiror pursuant to an offer to acquire, may be converted only if such Ninth Series is withdrawn in accordance with the terms of such offer.

Each share of the Ninth Series will initially be convertible into (a) shares of Series 1 Common Stock at an initial Conversion Rate (the “Conversion Rate”) equal to the product of (1) the conversion rate in effect with respect to the Nextel Communications, Inc. Series B Preferred Stock immediately prior to the consummation of the Merger times (2) the number of shares of Series 1 Common Stock into which each share of Nextel Class A common stock is converted pursuant to the Merger Agreement, subject to adjustment upon the occurrence of certain events, as described below, and (b) an amount in cash (the “Merger Cash”) equal to the product of (1) the conversion rate in effect with respect to the Nextel Communications, Inc. Series B Preferred Stock immediately prior to the consummation of the Merger times (2) the amount of cash (if any) into which each share of Nextel Class A common stock is converted pursuant to the Merger Agreement (excluding any cash payable in lieu of fractional shares). As promptly as practicable on or after the Conversion Date, the Corporation will (x) issue and deliver to the Transfer Agent a certificate or certificates for the number of full shares of Series 1 Common Stock issuable upon conversion, with any fractional shares rounded up to full shares or, at the Corporation’s option, paid in cash in lieu of any fraction of a share, based on the Sale Price of the Series 1 Common Stock on the Trading Day preceding the Conversion Date and (y) deliver to the Transfer Agent the amount of Merger Cash (if any) payable upon conversion. In addition, if a Holder elects to convert, the Corporation will pay to such Holder, contemporaneously with the delivery of Series 1 Common Stock issuable upon conversion, the sum of $30.00 per share of Ninth Series (the “Special Dividend”).

(ii) The Corporation’s delivery to the Holder of (x) the number of shares of Series 1 Common Stock into which the Ninth Series is convertible (together with the cash payment, if any, in lieu of fractional shares of Series 1 Common Stock), (y) the amount of Merger Cash (if any) into which the Ninth Series is convertible and (z) the Special Dividend will be deemed to satisfy the Corporation’s obligation to pay the Liquidation Preference on the Ninth Series.

(iii) To convert certificated Ninth Series into Series 1 Common Stock and Merger Cash, a Holder must (i) complete and manually sign the conversion notice on the back of the Ninth Series certificate (or complete and manually sign a facsimile thereof) and deliver such notice to the Transfer Agent, (ii) surrender the Ninth Series certificate to the Transfer Agent, (iii) if required, furnish appropriate endorsements and transfer documents, and (iv) if required, pay all transfer or similar taxes. The date on which all of the foregoing requirements have been satisfied is the “Conversion Date.”

(iv) All shares of Series 1 Common Stock delivered upon conversion of the Ninth Series shall be validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

(v) The Conversion Rate shall be subject to adjustments from time to time as follows:

(A) If the Corporation shall hereafter pay a dividend or make a distribution in Series 1 Common Stock to all holders of any outstanding Series 1 Common Stock, the Conversion Rate shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of shares of Series 1 Common Stock outstanding (including the number of shares of Series 1 Common Stock issuable upon conversion of all then outstanding shares of capital stock of the Corporation) at the close of business on the Record Date (as defined in subparagraph (viii) below) fixed for such dividend or distribution and of which the numerator shall be the sum of such number of outstanding shares of Series 1 Common Stock and the total number of shares of Series 1 Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the Record Date fixed for the determination of shareholders entitled to receive such dividend or distribution. If any dividend or distribution of the type described in this subparagraph (v)(A) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(B) If the Corporation shall offer or issue rights, options or warrants to all holders of its outstanding Series 1 Common Stock entitling them to subscribe for or purchase Series 1 Common Stock at a price per share less than the average market price (determined as provided in subparagraph (viii) below) on the Record Date fixed for the determination of shareholders entitled to receive such rights, options or warrants, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date after such Record Date by a fraction of which the denominator shall be the number of shares of Series 1 Common Stock outstanding (including the number of shares of Series 1 Common Stock issuable upon conversion of all then outstanding shares of capital stock of the Corporation) at the close of business on the Record Date plus the number of shares of Series 1 Common Stock which the aggregate subscription or purchase price of the total number of shares of Series 1 Common Stock subject to such rights, options or warrants would purchase at such average market price and of which the numerator shall be the number of shares of Series 1 Common Stock outstanding (including the number of shares of Series 1 Common Stock issuable upon conversion of all then outstanding shares of capital stock of the Corporation) at the close of business on the Record Date plus the total number of additional shares of Series 1 Common Stock subject to such rights, options or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to purchase or receive such rights, options or warrants. To the extent that shares of Series 1 Common Stock are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights, options or warrants the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Series 1 Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such Record Date fixed for the determination of shareholders entitled to receive such rights, options or warrants had not been fixed. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Series 1 Common Stock at less than such average market price, and in determining the aggregate offering price of such shares of Series 1 Common Stock, there shall be taken into account any consideration received for such rights, options or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors. In lieu of the foregoing adjustment the Corporation may make adequate provision so that each Holder shall have the right to receive upon conversion of a share of the Ninth Series (or any portion thereof) the amount of such rights, options or warrants such Holder would have received had such Holder converted such share of the Ninth Series (or portion thereof) immediately prior to such Record Date.

(C) If the outstanding shares of Series 1 Common Stock shall be subdivided into a greater number of shares of Series 1 Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased and, conversely, if the outstanding shares of Series 1 Common Stock shall be combined into a smaller number of shares of Series 1 Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(D) In case the Corporation shall issue any Series 1 Common Stock or Right (as defined in subparagraph (viii) below) (excluding (i) any Right issued in any of the transactions described in subparagraphs (v)(A) or (v)(B) above, (ii) Series 1 Common Stock issued pursuant to (x) any Rights outstanding on the Effective Date or (y) a Right, if on the date such Right was issued, the exercise, conversion or exchange price per share of Series 1 Common Stock with respect thereto was at least equal to the then average market price of the Series 1 Common Stock and (iii) any Series 1 Common Stock or Right issued as consideration when any corporation or business is acquired, merged into or becomes part of the Corporation or a subsidiary of the Corporation in an arm’s-length transaction between the Corporation and another Person approved by the Board of Directors and, if such Person is an Affiliate of the Corporation, approved by a majority of the members of the Board of Directors who are neither (A) officers or employees of the Corporation nor (B) Affiliates of such other Person) at a price per share of Series 1 Common Stock (determined in the case of any such Right, by dividing (x) the total consideration receivable by the Corporation in consideration of the sale and issuance of such Right, plus the total consideration payable to the Corporation upon exercise, conversion or exchange thereof, by (y) the total number of shares of Series 1 Common Stock covered by such Right) that is lower than the average market price per share of Series 1 Common Stock in effect immediately prior to such sale or issuance, then the number of shares of Series 1 Common Stock thereafter issuable upon conversion of each share of the Ninth Series shall be determined by multiplying the Conversion Rate by a fraction, the numerator of which shall be the number of shares of Series 1 Common Stock outstanding (including the number of shares of Series 1 Common Stock issuable upon conversion of all then outstanding shares of capital stock of the Corporation) immediately after such sale or issuance and the denominator of which shall be the number of shares of Series 1 Common Stock outstanding (including the number of shares of Series 1 Common Stock issuable upon conversion of all then outstanding shares of capital stock of the Corporation) immediately prior to such sale or issuance plus the number of shares of Series 1 Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such average market price per share of Series 1 Common Stock. For purposes of this subparagraph (v)(D), the number of shares of Series 1 Common Stock which the holder of any such Right shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Corporation therefor shall be deemed to be the consideration received by the Corporation for such Right, plus the consideration or premiums stated in such Right to be paid for the Series 1 Common Stock covered thereby. In case the Corporation shall sell and issue Series 1 Common Stock or any Right for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the “price per share of Series 1 Common Stock” and the “consideration received by the Corporation” for purposes of the first sentence of this subparagraph (v)(D), the Board of Directors shall determine, in good faith, the fair value of said property, which determination shall be evidenced by a resolution of the Board of Directors. In case the Corporation shall sell and issue any Right together with one or more other securities as part of a unit at a price per unit, then in determining the “price per share of Series 1 Common Stock” and the “consideration received by the Corporation” for purposes of the first sentence of this subparagraph (v)(D), the Board of Directors shall determine, in good faith, the fair value of the Right then being sold as part of such unit.

(E) If the Corporation shall, by dividend or otherwise, distribute to all holders of its Series 1 Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding (i) any rights, options or warrants referred to in subparagraph (v)(B) of this paragraph (i), (ii) any dividend or distribution paid exclusively in cash and (iii) any dividend or distribution referred to in subparagraph (v)(A) of this paragraph (i), the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the average market price per share of the Series 1 Common Stock on such Record Date less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Series 1 Common Stock and the numerator shall be such average market price per share of the Series 1 Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that, in the event the then fair market value (as so determined) of the portion of the distributed assets or securities applicable to one share of Series 1 Common Stock is equal to or greater than the average market price of the Series 1 Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a share of the Ninth Series (or any portion thereof) the amount of distributed assets or securities such Holder would have received had such Holder converted such share of the Ninth Series (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (E) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the average market price per share pursuant to subparagraph (viii)(A).

(F) If the Corporation shall, by dividend or otherwise, make a Cash Distribution in an aggregate amount that, combined together with (1) the aggregate amount of any other Cash Distributions made within the 12 months preceding the date of payment of such current Cash Distribution in respect of which no adjustment pursuant to this subparagraph (v)(F) or subparagraph (v)(G) has been previously made and (2) the aggregate amount of any Excess Purchase Payments made within the 12 months preceding the date of payment of such current Cash Distribution in respect of which no adjustment pursuant to this subparagraph (v)(F) or subparagraph (v)(G) has been previously made, exceeds 10% of the Corporation’s Market Capitalization on the Record Date for such current Cash Distribution (the amount of such excess being the “Distribution Excess Amount”), then, and in each such case, immediately after the close of business on the Record Date for such current Cash Distribution, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect at the close of business on such Record Date by a fraction (I) the denominator of which shall be equal to the average Sale Prices per share of Series 1 Common Stock for the 10 consecutive Trading Days immediately prior to such Record Date less an amount equal to the quotient of (x) the Distribution Excess Amount divided by (y) the number of shares of Series 1 Common Stock outstanding on such Record Date plus the number of shares of Series 1 Common Stock issuable upon conversion of all the shares of capital stock of the Corporation outstanding on such Record Date and (II) the numerator of which shall be equal to the average Sale Prices per share of Series 1 Common Stock for the 10 consecutive Trading Days immediately prior to such Record Date. If such current Cash Distribution is not made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such current Cash Distribution had not been declared.

(G) If the Corporation or any of its subsidiaries shall make Excess Purchase Payments with respect to any tender offer in an aggregate amount that, combined together with (1) the aggregate amount of any other Excess Purchase Payments made within the 12 months preceding such current Excess Purchase Payment in respect of which no adjustment pursuant to subparagraph (v)(F) or this subparagraph (v)(G) has been previously made and (2) the aggregate amount of any Cash Distributions made within the 12 months preceding such current Excess Purchase Payment in respect of which no adjustment pursuant to subparagraph (v)(F) or this subparagraph (v)(G) has been previously made, exceeds 10% of the Corporation’s Market Capitalization as of the Expiration Date for such tender offer (the amount of such excess being the “Tender Excess Amount”), then, and in each such case, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect at the close of business on the Expiration Date by a fraction (I) the denominator of which shall be equal to the average Sale Prices per share of Series 1 Common Stock for the 10 consecutive Trading Days immediately prior to the Expiration Date less an amount equal to the quotient of (x) the Tender Excess Amount divided by (y) the number of shares of Series 1 Common Stock outstanding on such Expiration Date plus the number of shares of Series 1 Common Stock issuable upon conversion of all the shares of capital stock of the Corporation outstanding on such Expiration Date (but excluding any shares purchased in such tender offer) and (II) the numerator of which shall be equal to the average Sale Prices per share of Series 1 Common Stock for the 10 consecutive Trading Days immediately prior to the Expiration Date. If the Corporation is obligated to purchase shares pursuant to any such tender offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer had not been made.

(vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate then in effect; provided, however, that any adjustments that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the Conversion Rate will not be adjusted for the issuance of Series 1 Common Stock or any securities convertible into or exchangeable for Series 1 Common Stock or carrying the right to purchase any of the foregoing. All calculations under subparagraph (i)(v) shall be made by the Corporation and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for a change in the par value of the Series 1 Common Stock.

(vii) The Corporation will provide to the Holders reasonable notice (which obligation may be satisfied by means of a public announcement and the filing of a Current Report on Form 8-K with the Commission containing the information in such public announcement) of any event that would result in an adjustment to the Conversion Rate pursuant to this paragraph (i) so as to permit the Holders to effect a conversion of Ninth Series into shares of Series 1 Common Stock prior to the occurrence of such event.

(viii) For purposes of this paragraph (i), the following terms shall have the meaning indicated:

(A) “average market price” means the average of the daily Sale Prices per share of Series 1 Common Stock for the 10 consecutive Trading Days immediately prior to the date in question.

(B) “Cash Distribution” means the distribution by the Corporation to all holders of its Series 1 Common Stock of cash (excluding any cash that is part of a distribution referred to in subparagraph (v)(E) or cash distributed upon a merger or consolidation described in subparagraph (i)(xii)).

(C) “Excess Purchase Payment” means the excess, if any, of (x) the amount of cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a board resolution) of any non-cash consideration required to be paid with respect to one share of Series 1 Common Stock acquired or to be acquired in a tender offer made by the Corporation or any of its subsidiaries for all or any portion of the Series 1 Common Stock over (y) the Sale Price per share of Series 1 Common Stock on the Trading Day next succeeding the Expiration Date for such tender offer.

(D) “Expiration Date” for any tender offer means the last day tenders of Series 1 Common Stock can be made pursuant to a tender offer by the Corporation or any of its subsidiaries for all or a portion of the Series 1 Common Stock.

(E) “Market Capitalization” means, with respect to any specified date, the product of (x) the average Sale Prices per share of Series 1 Common Stock for the 10 consecutive Trading Days immediately prior to such date times (y) the number of shares of Series 1 Common Stock outstanding on such date plus the number of shares of Series 1 Common Stock issuable upon conversion of all the shares of capital stock of the Corporation outstanding on such date.

(F) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Series 1 Common Stock have the right to receive any cash, securities or other property or in which the Series 1 Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(G) “Right” shall mean any right, option or warrant to subscribe for or purchase Series 1 Common Stock.

(ix) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment is effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at such Holder’s last address appearing on the register of Holders maintained by the Transfer Agent within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(x) In any case in which this paragraph provides that an adjustment shall become effective immediately after a Record Date for an event, the Corporation may defer until the occurrence of such event issuing to any Holder of any shares of the Ninth Series converted after such Record Date and before the occurrence of such event the additional Series 1 Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Series 1 Common Stock issuable upon such conversion before giving effect to such adjustment. In the case of any such deferral, if the event triggering an adjustment under subparagraph (i)(v) does not occur, the Conversion Rate in respect of any conversion effected during such deferral period shall be the Conversion Rate in effect immediately prior to the Record Date for the relevant event and such additional shares of Series 1 Common Stock subject to deferral shall not be issued in respect of such conversion.

(xi) For purposes of this paragraph (i), the number of shares of Series 1 Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Series 1 Common Stock. The Corporation shall not pay any dividend or make any distribution on Series 1 Common Stock held in the treasury of the Corporation.

(xii) In the case of (x) any reclassification of the Series 1 Common Stock or (y) a consolidation or merger involving the Corporation or a sale or conveyance to another corporation of the property and assets of the Corporation as an entirety or substantially as an entirety, in each case as a result of which holders of Series 1 Common Stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such Series 1 Common Stock, the conversion right with respect to the then outstanding shares of the Ninth Series will be changed into the right to convert such Ninth Series into the kind and amount of shares of stock, securities or other property or assets (including cash) which they would have owned or been entitled to receive upon such reclassification, consolidation, merger, sale or conveyance had such Ninth Series been converted immediately prior to such reclassification, consolidation, merger, sale or conveyance at the then effective Conversion Rate applicable to the Ninth Series, assuming that a Holder would not have exercised any rights of election as to the stock, securities or other property or assets (including cash) receivable in connection therewith.

(xiii) Without limiting the Corporation’s right and ability to take any other action with respect to the Ninth Series or any portion thereof, the Corporation from time to time may, to the extent permitted by law, increase the Conversion Rate by any amount for any period of at least 20 days if the Board of Directors has made a determination, in its sole discretion, that such increase would be in the best interests of the Corporation, which determination shall be conclusive. The Corporation will give notice of such increase at least 15 days prior to the increase. The Corporation may, at its option, make such increases in the Conversion Rate, in addition to and subject to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Series 1 Common Stock resulting from any dividend or distribution of stock or rights to acquire stock or from any event treated as such for income tax purposes.

(xiv) Without limiting any other exception contained in paragraph (i), and in addition thereto, no adjustment under subparagraph (v)(D) need be made for:

(A) grants of Rights or issuances of Series 1 Common Stock to employees, officers or independent directors of the Corporation or any of its subsidiaries (and issuances of Series 1 Common Stock upon the exercise, exchange or conversion of any such Rights) pursuant to the terms of any incentive equity, stock purchase or similar plan maintained or sponsored by the Corporation or any of its subsidiaries, so long as such plan has been approved by the Board of Directors;

(B) issuances of Rights or Series 1 Common Stock in bona fide public offerings or private placements pursuant to Section 4(2) of the Securities Act, Regulation D thereunder or Regulation S under the Securities Act, involving at least one investment bank of national reputation (provided any such private placement is to 10 or more beneficial holders); or

(C) any issuance of Rights or Series 1 Common Stock if the Corporation committed to issue such Rights or Series 1 Common Stock prior to their issuance for an amount of consideration per share of Series 1 Common Stock (determined in the case of a Right as set forth in subparagraph (v)(D)) not less than the Sale Price of the Series 1 Common Stock on the date of such commitment.

(j) Mandatory Conversion. (i) At any time, if the Corporation reasonably believes that any shares of the Ninth Series are held by or on account of a Non-U.S. Holder, such Ninth Series will be subject to mandatory conversion (a

“Mandatory Conversion”), at the option of the Corporation, upon written notice (a “Mandatory Conversion Notice”) to such Non-U.S. Holder. In addition, upon any (x) optional redemption by the Corporation of a Holder’s shares of the Ninth Series, (y) tender by a Holder of any of such Holder’s shares of the Ninth Series for acquisition thereof by the Corporation, or (z) exercise by a Holder of any of its conversion rights, the Corporation reasonably believes that any such Holder is a Non-U. S. Holder, the shares of the Ninth Series held by such Holder will be subject to Mandatory Conversion, and such Mandatory Conversion will preempt any conversion or tender rights that any such Non-U.S. Holder would otherwise have in respect of its shares of the Ninth Series.

(ii) The Mandatory Conversion Notice will be mailed to the Non-U.S. Holder’s address as it appears on the stock transfer records of Holders maintained by the Transfer Agent and shall specify the number of the shares of the Ninth Series subject to such notice, the certificate numbers of such shares (if such shares are held in certificated form by such Non-U.S. Holder) and the basis for the Corporation’s belief that any such Holder is a Non-U.S. Holder. Such Holder’s shares of the Ninth Series will be deemed to have been converted as of the date of the Mandatory Conversion Notice unless such Holder has established within 10 days after the date of any such notice by written documentation or other evidence to the Corporation’s reasonable satisfaction that it is a U.S. Holder.

(iii) The Corporation will (i) issue and deliver to the Transfer Agent a certificate or certificates for the full number of shares of Series 1 Common Stock issuable upon the Mandatory Conversion, with any fractional shares rounded up to full shares or, at the Corporation’s option, paid in cash in lieu of any fraction of a share, based on the Sale Price of the Series 1 Common Stock on the Trading Day preceding the applicable Mandatory Conversion Notice, and (ii) deliver to the Transfer Agent cash in an amount equal to the Merger Cash (if any) payable upon Mandatory Conversion. Any Mandatory Conversion will be conducted in accordance with the conversion procedures described under paragraph (i). The Corporation’s delivery to the Holder of the number of shares of Series 1 Common Stock and the amount of Merger Cash (if any) into which such Holder’s shares of the Ninth Series are convertible hereunder (together with the cash payment, if any, in lieu of fractional shares of Series 1 Common Stock, if any) will be deemed to satisfy the Corporation’s obligation to pay the Liquidation Preference on the Ninth Series to the applicable Conversion Date.

(iv) If the Transfer Agent holds, in accordance herewith, Series 1 Common Stock (together with the cash payment, if any, in lieu of fractional shares of Series 1 Common Stock, if any) sufficient to pay the conversion price and the amount of Merger Cash (if any) payable upon conversion on the date of the Mandatory Conversion Notice with respect to any shares of the Ninth Series, then, on and after such date, such shares of the Ninth Series will cease to be outstanding and the Liquidation Preference thereon shall cease to accrete whether or not book-entry transfer of such Ninth Series is made or such Ninth Series is delivered to the Transfer Agent, and all other rights of the Holder shall terminate (other than the right to receive the Series 1 Common Stock, Merger Cash, if any, and cash, if any, for fractional shares upon delivery of the Ninth Series certificate or book-entry transfer of such shares of the Ninth Series to the Transfer Agent).

(k) Amendment, Supplement and Waiver. (i) The Corporation may amend this Section 10.8 with the consent of the Holders of a majority of the shares of the Ninth Series then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Ninth Series) and any past default or failure to comply with any provisions of this Section 10.8 may also be waived with the consent of such Holders. Notwithstanding the foregoing, however, without the consent of the Holders of at least 66 2/3% of the then outstanding shares of the Ninth Series, an amendment or waiver may not (with respect to any shares of the Ninth Series held by a non-consenting Holder): (A) alter the voting rights with respect to the Ninth Series or reduce the number of shares of the Ninth Series whose Holders must consent to an amendment, supplement or waiver of the terms of the Ninth Series, (B) reduce the amount of or rate of accretion of the Liquidation Preference of any share of the Ninth Series or adversely alter the provisions with respect to the redemption of the Ninth Series, or make any change that adversely affects the right to convert the Ninth Series or the right to require the Corporation to purchase the Ninth Series, (C) make any share of the Ninth Series payable in money other than United States dollars, (D) make any change in the provisions of this Section 10.8 relating to waivers of the rights of Holders to receive the Liquidation Preference on the Ninth Series or (E) make any change in the foregoing amendment and waiver provisions.

(ii) Notwithstanding the foregoing, without the consent of any Holder, the Corporation may (to the extent permitted by Kansas law) amend or supplement this Section 10.8 to cure any ambiguity, defect or inconsistency, to provide for uncertificated shares of the Ninth Series in addition to or in place of certificated shares of the Ninth Series or to make any change that would provide any additional rights or benefits to the Holders or to make any change that the Board of Directors determines, in good faith, is not materially adverse to the Holders.

(l) Preemptive Rights. No shares of the Ninth Series shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

(m) Reissuance of Ninth Series. Shares of Ninth Series that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Kansas) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, provided that any issuance of such shares as Ninth Series must be in compliance with the terms hereof.

(n) Business Day. If any payment, redemption, repurchase or conversion shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or conversion shall be made on the immediately succeeding Business Day.

(o) Definitions. As used in this Section 10.8 only, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires. The words “herein,” “hereof” and “hereunder” and words of similar import, shall be construed to refer to this Section 10.8 as amended from time to time.

“Accrual Date” means each March 23, June 23, September 23 and December 23 ending on December 23, 2013.

“Acquisition Date” has the meaning set forth in subparagraph (g)(iii) hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Change of Control Corporation Notice” has the meaning set forth in subparagraph (g)(ii) hereof.

“Common Shares” of any Person means capital stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person.

“Conversion Date” has the meaning set forth in subparagraph (i)(iii) hereof.

“Conversion Rate” has the meaning set forth in subparagraph (i)(i) hereof.

“Corporation Notice” has the meaning set forth in subparagraph (h)(ii) hereof.

“Effective Date” means the date on which shares of the Ninth Series are first issued under this Section 10.8.

“Holder” means a registered holder of shares of the Ninth Series.

“Junior Securities” has the meaning set forth in paragraph (b) hereof.

“Liquidation Preference” for each share of the Ninth Series for any specified date shall be as follows:

(i) if such specified date occurs on one of the following Accrual Dates, the Liquidation Preference per share will equal the amount set forth below for such Accrual Date:

Accrual Date	Liquidation Preference	Accrual Date	Liquidation Preference
June 23, 2005	459.6463	December 23, 2009	693.6499
September 23, 2005	470.2756	March 23, 2010	709.6906
December 23, 2005	481.1508	June 23, 2010	726.1021
March 23, 2006	492.2774	September 23, 2010	742.8933
June 23, 2006	503.6613	December 23, 2010	760.0727
September 23, 2006	515.3085	March 23, 2011	777.6493
December 23, 2006	527.225	June 23, 2011	795.6325
March 23, 2007	539.417	September 23, 2011	814.0315
June 23, 2007	551.8911	December 23, 2011	832.856
September 23, 2007	564.6535	March 23, 2012	852.1158
December 23, 2007	577.7112	June 23, 2012	871.8209
March 23, 2008	591.0707	September 23, 2012	891.9818
June 23, 2008	604.7392	December 23, 2012	912.6089
September 23, 2008	618.7238	March 23, 2013	933.713
December 23, 2008	633.0318	June 23, 2013	955.3051
March 23, 2009	647.6707	September 23, 2013	977.3965
June 23, 2009	662.6481	December 23, 2013	1,000
September 23, 2009	677.9718

(ii) if the specified date occurs between two Accrual Dates, (x) the Liquidation Preference will equal the sum of (a) the Liquidation Preference for the Accrual Date immediately preceding such specified date and (b) an amount equal to the product of (1) the Liquidation Preference for the immediately following Accrual Date less the Liquidation Preference for the immediately preceding Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from (but including) the immediately preceding Accrual Date to (but excluding) the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is 90.

“Mandatory Conversion” has the meaning set forth in subparagraph (j)(i) hereof.

“Mandatory Conversion Notice” has the meaning set forth in subparagraph (j)(i) hereof.

“Mandatory Redemption Date” means December 23, 2013.

“Market Price” means the average of the Sale Prices of the Series 1 Common Stock for the 20 Trading Day period ending on the third Business Day prior to the applicable Acquisition Date or Redemption Date if the third Business Day prior to the applicable Acquisition Date or Redemption Date is a Trading Day or, if it is not a Trading Day, then on the last Trading Day prior to such third Business Day. The Market Price shall be appropriately adjusted to take into account the occurrence during the period commencing on the first of such Trading Days during such 20

Trading Day period and ending on such Acquisition Date or Redemption Date of certain events that would result in an adjustment of the Conversion Rate pursuant to subparagraphs (i)(v)(A), (i)(v)(C) and (i)(v)(E) hereof.

“Merger Cash” has the meaning set forth in subparagraph (i)(i) hereof.

“Ninth Series” has the meaning set forth in paragraph (a) hereof.

“Ninth Series Approval Rights” has the meaning set forth in subparagraph (f)(ii)(A) hereof.

“Non-U.S. Holder” means any Holder that is not a U.S. Holder.

“Optional Redemption Date” has the meaning set forth in subparagraph (e)(i)(A) hereof.

“Parity Securities” has the meaning set forth in paragraph (b) hereof.

“Redemption Notice” has the meaning set forth in subparagraph (e)(iii)(A) hereof.

“Sale Price” of the Series 1 Common Stock on any date means the closing per share sale price (or if no closing sale price is reported, the average bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which Series 1 Common Stock is traded or, if the Series 1 Common Stock is not listed on a United States national or regional stock exchange, as reported by the NNM.

“Senior Securities” has the meaning set forth in paragraph (b) hereof.

“Transfer Agent” means UMB Bank, n.a. or such other transfer agent as shall be appointed by the Corporation from time to time as transfer agent for the Ninth Series and/or the Series 1 Common Stock, and who is designated as such in a written notice sent by the Corporation to the Holders.

“U.S. Holder” means a beneficial owner of Ninth Series that is, for United States federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation (or other entity treated as a corporation) created in or under the laws of the United States or of any State thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (including certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that timely elected to continue to be treated as United States persons); or (v) a partnership that is created or organized in or under the laws of the United States or of any State thereof.

“Voting Rights Triggering Event” has the meaning set forth in subparagraph (f)(iii)(A) hereof.

(p) Transfer of Shares. No transfer of shares of the Ninth Series shall be effective until such transfer is reflected on the stock transfer books for the Ninth Series maintained by the Transfer Agent.

SEVENTH

Business Combinations with Interested Stockholders. The Corporation expressly elects not to be subject to the provisions of contained in Sections 17-12,100 to 17-12,104 of the General Corporation Code, as it may be amended.

~~Section 1. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as expressly provided in Section 2 of this ARTICLE SEVENTH, the affirmative vote of the holders of 80% of the outstanding shares of the Corporation entitled to vote in an election of Directors shall be required for the approval or authorization of any Business Combination (as hereinafter defined).~~

~~Section 2. The provisions of Section 1 of this ARTICLE SEVENTH shall not be applicable if:~~

~~(a) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting of Directors at which at least seven Continuing Directors are present; or~~

~~(b) The Business Combination is a merger or consolidation and the cash or Fair Market Value (as hereinafter defined) of the property, securities or other consideration to be received per share by the stockholders of each class of stock of the Corporation in the Business Combination, if applicable, is not less than the highest per share price paid by the Interested Stockholder (as hereinafter defined), with appropriate adjustments for stock splits, stock dividends and like distributions, in the acquisition by the Interested Stockholder of any of its holdings of each class of the Corporation’s capital stock.~~

~~Section 3. For purposes of this ARTICLE SEVENTH:~~

~~(a) The term “Business Combination” means:~~

~~(i) any merger or consolidation of the Corporation or any subsidiary of the Corporation with (a) any Interested Stockholder or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as defined on October 1, 1982 in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of an Interested Stockholder;~~

~~(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any subsidiary of the Corporation that have an aggregate Fair Market Value of $1,000,000 or more;~~

~~(iii) the issuance or transfer by the Corporation or any subsidiary of the Corporation (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary of the Corporation to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more;~~

~~(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or~~

~~(v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.~~

~~(b) The term “Continuing Director” means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director if the successor is unaffiliated with the Interested Stockholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors, provided that such recommendation or election shall only be effective if made at a meeting of Directors at which at least seven Continuing Directors are present.~~

~~(c) The term “Fair Market Value” means:~~

~~(i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-listed stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of Continuing Directors, provided that such~~

 ~~determination shall only be effective if made at a meeting of Directors at which at least seven Continuing Directors are present; or~~

~~(ii) in the case of property or securities other than cash or stock, the fair market value of such property or securities on the date in question as determined in good faith by a majority of Continuing Directors, provided that such determination shall only be effective if made at a meeting of Directors at which at least seven Continuing Directors are present.~~

~~(d) The term “Interested Stockholder” means and includes, as of the date of any proposed Business Combination, any individual, corporation, partnership or other person or entity which, together with its “Affiliates” and “Associates” (as defined on October 1, 1982 in Rule 12b-2 under the Exchange Act), “Beneficially Owns” (as defined on October 1, 1982 in Rule 13d-3 under the Exchange Act) in the aggregate 10% or more of the outstanding shares of the Corporation entitled to vote in an election of Directors, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.~~

EIGHTH

Section 1. Prevention of “Greenmail.” Any direct or indirect purchase or other acquisition by the Corporation of any Equity Security (as hereinafter defined) of any class at a price above Market Price (as hereinafter defined) from any Interested Securityholder (as hereinafter defined) who has beneficially owned any Equity Security of the class to be purchased for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), excluding Voting Stock beneficially owned by such Interested Securityholder, voting together as a single class (it being understood that for the purposes of this ARTICLE EIGHTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to ARTICLE SIXTH of these Articles of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to (i) any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations), (ii) any purchase, redemption, conversion or other acquisition by the Corporation of Series 2 Common Stock or Ninth Series (each as defined in ARTICLE SIXTH) from a holder thereof pursuant to the provisions of these Articles of Incorporation or (iii) any purchase, redemption, conversion or other acquisition by the Corporation of Non-Voting Common Stock from a holder thereof.

Section 2. Certain Definitions. For the purposes of this ARTICLE EIGHTH:

(a) A “person” means any individual, firm, corporation or other entity.

(b) “Interested Securityholder” means any person (other than the Corporation or any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation) who or which:

(i) is the beneficial owner, directly or indirectly, of five percent (5%) or more of the class of securities to be acquired; or

(ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of five percent (5%) or more of the class of securities to be acquired; or

(iii) is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Securityholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

(c) A person shall be a “beneficial owner” of any security of any class of the Corporation:

(i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) any right to vote pursuant to any agreement, arrangement or understanding; or

(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any security of any class of the Corporation.

(d) For the purposes of determining whether a person is an Interested Securityholder pursuant to paragraph (b) of this Section 2, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of paragraph (c) of this Section 2, but shall not include other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(e) “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on October 1, 1982.

(f) “Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on January 1, 1985.

(g) “Market Price” means the highest closing sale price during the thirty-day period immediately preceding the date in question, of a share of any Equity Security on the Composite Tape for New York Stock Exchange issues or, if such Equity Security is not quoted on the Composite Tape or is not listed on such Exchange, on the principal United States security exchange registered under the Securities Exchange Act of 1934, as amended, on which such Equity Security is listed, or, if such Equity Security is not listed on any such exchange, the highest closing bid quotation with respect to a share of such Equity Security during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such Equity Security.

Section 3. Compliance. The Board of Directors of the Corporation shall have the power to determine the application of, or compliance with, this ARTICLE EIGHTH, including, without limitation: (i) whether a person is an Interested Securityholder; (ii) whether a person is a beneficial owner of any Equity Security; and (iii) the Market Price of any Equity Security. Any decision or action taken by the Board of Directors arising out of or in connection with the construction, interpretation and effect of this ARTICLE EIGHTH shall lie within its absolute discretion and shall be conclusive and binding, except in circumstances involving bad faith.

NINTH

No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such Director as a Director; provided, however, that this ARTICLE NINTH shall not eliminate or limit the liability of a Director to the extent provided by applicable law (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the provisions of K.~~S.A.~~G.C.C. Section 17-6424, and amendments thereto (or any successor provision), or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of this ARTICLE NINTH shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of said Corporation this ~~11th day August 2005~~17th day of May 2012.

~~/s/ Claudia S. Toussaint~~
~~Claudia S. Toussaint, Vice President~~

~~/s/ Michael T. Hyde~~
/s/ Timothy P. O'Grady
~~Michael T. Hyde, Assistant Secretary~~
Timothy P. O'Grady, Vice President and Assistant Secretary